AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             EAGLE FINANCIAL CORP.,

                           EAGLE FEDERAL SAVINGS BANK

                                AND MIDCONN BANK

                                   DATED AS OF

                                JANUARY 27, 1997

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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I THE MERGER...........................................................1
      1.1 The Merger...........................................................1
      1.2 Effective Time.......................................................1
      1.3 Effects of the Merger................................................1
      1.4 Conversion of MidConn Bank Common Stock..............................2
      1.5 Surviving Bank Common Stock..........................................3
      1.6 Options..............................................................3
      1.7 Certificate of Incorporation.........................................4
      1.8 Bylaws...............................................................4
      1.9 Directors and Officers...............................................4
      1.10 Tax Consequences....................................................4

ARTICLE II EXCHANGE OF SHARES..................................................5
      2.1 EFC to Make Shares Available.........................................5
      2.2 Exchange of Shares...................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF MIDCONN BANK.....................6
      3.1 Corporate Organization...............................................6
      3.2 Capitalization; Subsidiaries.........................................7
      3.3 Authority; No Violation..............................................7
      3.4 Consents and Approvals...............................................8
      3.5 Loan Portfolio; Reports..............................................9
      3.6 Financial Statements; Exchange Act Filings; Books and Records........9
      3.7 Broker's Fees.......................................................10
      3.8 Absence of Certain Changes or Events................................10
      3.9 Legal Proceedings...................................................10
      3.10 Taxes and Tax Returns..............................................10
      3.11 Employee Benefit Plans.............................................11
      3.12 Certain Contracts..................................................12
      3.13 Agreements with Regulatory Agencies................................12
      3.14 Charter Takeover Provisions........................................13
      3.15 Environmental Matters..............................................13
      3.16 Reserves for Losses................................................13
      3.17 Properties and Assets..............................................14
      3.18 Insurance..........................................................14
      3.19 Liquidation Account................................................15
      3.20 Compliance with Applicable Laws....................................15
      3.21 Loans..............................................................15
      3.22 Affiliates.........................................................16
      3.23 Ownership of EFC Common Stock......................................16
      3.24 Fairness Opinion...................................................16
      3.25 MidConn DRIP.......................................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EAGLE............................16
      4.1 Corporate Organization..............................................17
      4.2 Capitalization......................................................17
      4.3 Authority; No Violation.............................................18
      4.4 Consents and Approvals..............................................18
      4.5 Financial Statements; Exchange Act Filings; Books and Records.......19


                                      -i-
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      4.6 Absence of Certain Changes or Events................................20
      4.7 Ownership of MidConn Bank Common Stock; Affiliates and Associates...20
      4.8 Employee Benefit Plans..............................................20
      4.9 Agreements with Regulatory Agencies.................................20
      4.10 Legal Proceedings..................................................21
      4.11 Reserves for Losses................................................21
      4.12 Compliance with Applicable Laws....................................21
      4.13 Loans..............................................................21
      4.14 Environmental Matters..............................................22

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS...........................22
      5.1 Covenants of MidConn Bank...........................................22
      5.2 Covenants of EFC....................................................25
      5.3 Merger Covenants....................................................26
      5.4 Compliance with Antitrust Laws......................................26
      5.5 Employment and Consulting Agreement.................................26

ARTICLE VI ADDITIONAL AGREEMENTS..............................................26
      6.1 Regulatory Matters..................................................26
      6.2 Access to Information...............................................28
      6.3 Shareholder Meetings................................................28
      6.4 Legal Conditions to Merger..........................................29
      6.5 Publication of Combined Financial Results...........................29
      6.6 Stock Exchange Listing..............................................29
      6.7 Employees...........................................................29
      6.8 Indemnification; Directors' and Officers' Insurance.................30
      6.9 Subsequent Interim and Annual Financial Statements..................31
      6.10 Additional Agreements..............................................31
      6.11 Advice of Changes..................................................31
      6.12 Current Information................................................31
      6.13 Execution and Authorization of Articles of Combination.............32
      6.14 Change in Structure................................................32
      6.15 Transaction Expenses of MidConn Bank...............................32

ARTICLE VII CONDITIONS PRECEDENT..............................................32
      7.1 Conditions to Each Party's Obligation To Effect the Merger..........32
      7.2 Conditions to Obligations of EFC and Eagle Bank.....................34
      7.3 Conditions to Obligations of MidConn Bank...........................35

ARTICLE VIII TERMINATION AND AMENDMENT........................................36
      8.1 Termination.........................................................36
      8.2 Effect of Termination...............................................37
      8.3 Amendment...........................................................37
      8.4 Extension; Waiver...................................................38

ARTICLE IX GENERAL PROVISIONS.................................................38
      9.1 Closing.............................................................38
      9.2 Nonsurvival of Representations, Warranties and Agreements...........38
      9.3 Expenses; Breakup Fee...............................................38
      9.4 Notices.............................................................39
      9.5 Interpretation......................................................39
      9.6 Counterparts........................................................39
      9.7 Entire Agreement....................................................40
      9.8 Governing Law.......................................................40

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      9.9 Enforcement of Agreement............................................40
      9.10 Severability.......................................................40
      9.11 Publicity..........................................................40
      9.12 Assignment; Limitation of Benefits.................................40
      9.13 Additional Definitions.............................................41


EXHIBITS
      A           Option Agreement
      B           Agreement of Merger and Articles of Combination
      C           MidConn Bank Stockholder Agreement
      D           Eagle Financial Corp. Stockholder Agreement
      E           Toman Employment and Consulting Agreement

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of January 27, 1997 (this "Agreement"), is entered into by and among Eagle Financial Corp., a Delaware corporation ("EFC"), Eagle Federal Savings Bank, a federally-chartered savings bank and wholly-owned subsidiary of EFC ("Eagle Bank"), and MidConn Bank, a Connecticut-chartered savings bank ("MidConn Bank"). (Eagle Bank and MidConn Bank are sometimes collectively referred to herein as the "Constituent Banks".)

         WHEREAS, the Boards of Directors of EFC, Eagle Bank and MidConn Bank have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which MidConn Bank will, subject to the terms and conditions set forth herein, merge with and into Eagle Bank, with Eagle Bank being the Surviving Bank (as defined) and a wholly-owned subsidiary of EFC (the "Merger");

         WHEREAS, as an inducement to EFC to enter into this Agreement, MidConn Bank will enter into an option agreement, in the form attached hereto as Exhibit A (the "Option Agreement"), with EFC immediately following the execution of this Agreement pursuant to which MidConn Bank will grant EFC an option to purchase, under certain circumstances, an aggregate of 485,319 newly issued shares of common stock, par value $1.00 per share, of MidConn Bank upon the terms and conditions therein contained; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

         1.1      The Merger.

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), MidConn Bank shall merge into Eagle Bank, with Eagle Bank being the surviving corporation (hereinafter sometimes called the "Surviving Bank") in the Merger. Upon consummation of the Merger, the corporate existence of MidConn Bank shall cease and the Surviving Bank shall continue to exist as a federal savings bank under the Home Owners' Loan Act ("HOLA").

         1.2      Effective Time.

         The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the Agreement of Merger and Articles of Combination in substantially the form set forth at Exhibit B hereto (the "Articles of Combination") which shall be filed with the Corporate Secretary of the Office of Thrift Supervision (the "OTS") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Articles of Combination.

         1.3      Effects of the Merger.

         At and after the Effective Time, all assets and property of the Constituent Banks shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were the property of the Constituent Banks, and the Surviving Bank shall be a continuation of the entity that absorbed the Constituent Banks. All rights and obligations of the Constituent Banks shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.

         1.4      Conversion of MidConn Bank Common Stock.

                  (a) At the Effective Time, subject to Sections 2.2(e), 1.4(b) and 8.1(h) hereof, each share of the common stock, par value $1.00 per share, of MidConn Bank (the "MidConn Bank Common Stock") issued and outstanding prior to the Effective Time (other than Objecting Shares (as such term is defined below in this Section 1.4)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for .86 shares (the "Exchange Ratio") of common stock of EFC, par value $.01 per share (the "EFC Common Stock").

                  (b) Certificates for fractions of shares of EFC Common Stock will not be issued. In lieu of a fraction of a share of EFC Common Stock, each holder of MidConn Bank Common Stock otherwise entitled to a fraction of a share of EFC Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the EFC Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the EFC Common Stock, which shall be deemed to be the average of the daily closing prices per share for EFC Common Stock for the twenty consecutive trading days on which shares of EFC Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of MidConn Bank Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

                  (c) All of the shares of MidConn Bank Common Stock converted into EFC Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of MidConn Bank Common Stock shall thereafter represent the right to receive (i) the number of whole shares of EFC Common Stock and (ii) cash in lieu of fractional shares into which the shares of MidConn Bank Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) and (b) hereof. Certificates previously representing shares of MidConn Bank Common Stock shall be exchanged for certificates representing whole shares of EFC Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time EFC should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                  (d) At the Effective Time, all shares of MidConn Bank Common Stock that are owned by MidConn Bank as treasury stock and all shares of MidConn Bank Common Stock that are owned directly or indirectly by EFC or MidConn Bank or any of EFC's Subsidiaries (other than shares of MidConn Bank Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares which are similarly held, whether held directly or indirectly by EFC or MidConn Bank, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of MidConn Bank Common Stock held by EFC or MidConn Bank or any of EFC's Subsidiaries in respect of a debt previously contracted (any such shares of MidConn Bank Common Stock which are similarly held, whether held directly or indirectly by EFC or MidConn Bank, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of EFC or other consideration shall be delivered in exchange therefor. All shares of EFC Common Stock that are owned by MidConn Bank (other than Trust Account Shares and DPC Shares) shall become treasury stock of EFC.

                  (e) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of MidConn Bank Common Stock that are issued and

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outstanding  immediately  prior to the  Effective  Time  and  that are  owned by
shareholders  who  have  properly   objected  within  the  meaning  of  Sections
36a-125(h) and 33-374 of the Connecticut General Statutes (the "Objecting Shares"), shall not be converted into the right to receive shares of EFC Common Stock, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, each share of MidConn Bank Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of EFC Common Stock pursuant to Section 1.04(a) hereof.

                  (f) MidConn Bank shall give EFC (i) prompt notice of any objections filed pursuant to Section 36a-125(h) of the Connecticut General Statutes received by MidConn Bank, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the
Connecticut General Statutes and received by MidConn Bank and (ii) the opportunity to direct all negotiations and proceedings with respect to objections under the Connecticut General Statutes consistent with the obligations of MidConn Bank thereunder. MidConn Bank shall not, except with the prior written consent of EFC, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the Connecticut General Statutes.

         1.5      Surviving Bank Common Stock.

         Each of the shares of the common stock, par value $.01 per share, of Eagle Bank issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Bank after the Merger and shall thereupon constitute all of the issued and outstanding shares of the Surviving Bank.

         1.6      Options.

         (a) Provided that each option granted by MidConn Bank to purchase shares of MidConn Bank Common Stock pursuant to the MidConn Stock Option Plans (defined below) that is outstanding and unexercised immediately before the Effective Time (a "MidConn Option") is then vested and exercisable in full pursuant to the terms thereof and provided, further, that the substitution of EFC Common Stock for and cancellation of each MidConn Option contemplated by this Section 1.6(a) is permitted under the terms of each MidConn Option, then each holder of a MidConn Option shall have the right to receive, at the Effective Time, in substitution for and cancellation of such MidConn Option, shares of EFC Common Stock in accordance with the formula set out below. The "Option Value" of each MidConn Option shall be the product of (w) the number of whole shares of MidConn Bank Common Stock that could be purchased immediately before the Effective Time upon exercise of the MidConn Option times the excess of the product of (x) the actual market value of a share of EFC Common Stock (determined in accordance with Section 1.4(b) hereof) (the "AMV") multiplied by
(y) the Exchange Ratio over (z) the per share exercise price of such MidConn Option. At the Effective Time, each holder of a MidConn Option shall receive, in substitution for and cancellation thereof, a number of shares of EFC Common Stock equal to the Option Value divided by the AMV.

         (b) If the conditions set out in the first sentence of Section 1.6(a) are not satisfied as of the Effective Time as to every MidConn Option, each MidConn Option shall be converted automatically into an option to purchase shares of EFC Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable MidConn Stock Option Plans and the option agreement with respect to the Option):

                  (1) The number of shares of EFC Common Stock to be subject to each MidConn Option immediately after the Effective Time shall be equal to the product of (a) the number of shares of MidConn Bank Common Stock subject to the Option

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                           immediately before the Effective Time,  multiplied by
                           (b) the Exchange Ratio, provided, that any fractional shares of EFC Common Stock resulting from such multiplication shall be rounded to the nearest share; and

                  (2) The exercise price per share of EFC Common Stock under the MidConn Option immediately after the Effective Time shall be equal to the exercise price per share of MidConn Bank Common Stock under such Option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The conversion of the MidConn Options provided for in this Section 1.6(b) shall be and is intended to be effected in a manner consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration and other terms of each such MidConn Option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to MidConn Bank in the MidConn Stock Option Plans (and the corresponding references in the option agreement documenting such Option) shall be deemed to be references to EFC. For purposes of this Agreement, the MidConn Stock Option Plans are the (i) MidConn Bank 1986 Stock Option and Incentive Plan, (ii) MidConn Bank 1986 Stock Option Plan for Outside Directors, (iii) MidConn Bank 1994 Stock Option and Incentive Award Plan, and (iv) MidConn Bank 1994 Stock Option Plan for Outside Directors.

         1.7      Certificate of Incorporation.

         At the Effective Time, the federal stock charter of Eagle Bank, as in effect at the Effective Time, shall be the charter of the Surviving Bank.

         1.8      Bylaws.

         At the Effective Time, the Bylaws of Eagle Bank, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Bank.

         1.9      Directors and Officers.

         At the Effective Time, the directors and officers of Eagle Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank. One director of MidConn Bank, to be selected by the Board of Directors of EFC in consultation with the directors of MidConn Bank, shall be invited to serve as an additional member of the Board of Directors of EFC in the class of directors whose term expires as of EFC's annual meeting following the fiscal year ended September 30, 1999. Eagle Bank's Board of Directors also will be expanded to add such additional director upon the Merger.

         1.10     Tax Consequences.

         It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1      EFC to Make Shares Available.

         At or prior to the Effective Time, EFC shall deposit, or shall cause to be deposited, with EFC's transfer agent, Boston Equiserve, L.P., or such other bank, trust company or transfer agent as EFC may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of EFC Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of EFC Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of MidConn Bank Common Stock.

         2.2      Exchange of Shares.

                  (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of EFC Common Stock and the cash in lieu of fractional shares into which the shares of MidConn Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. MidConn Bank shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of EFC Common Stock to which such holder of MidConn Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared after the Effective Time with respect to EFC Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of EFC Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of EFC Common Stock into which his MidConn Bank Common Stock shall have been converted.

                  (c) If any certificate representing shares of EFC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of EFC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of MidConn Bank of the shares of MidConn Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of EFC Common Stock as provided in this Article II.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of MidConn Bank for six months after the Effective Time shall be returned to EFC. Any shareholders of MidConn Bank who have not theretofore complied with this Article II shall thereafter look only to EFC for payment of their shares of EFC Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on EFC Common Stock deliverable in respect of each share of MidConn Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of EFC, MidConn Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of MidConn Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by EFC, the posting by such person of a bond in such amount as EFC may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of EFC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF MIDCONN BANK

         MidConn Bank hereby makes the following representations and warranties to EFC and Eagle Bank as set forth in this Article III, each of which is being relied upon by EFC and Eagle Bank as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of MidConn Bank referenced below and thereby required of MidConn Bank pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "MidConn Disclosure Schedule."

         3.1      Corporate Organization.

                 MidConn Bank is a savings bank duly organized, validly existing and in good standing under the corporate and banking laws of the State of Connecticut. MidConn Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The deposit accounts in MidConn Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund and the Savings Association Fund in the proportion set forth at Section 3.1 of the MidConn Disclosure Schedule to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by MidConn Bank. The Amended and Restated Certificate of Incorporation and Bylaws of MidConn Bank, copies of which are provided atSection 3.1 of the MidConn Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         3.2      Capitalization; Subsidiaries.

                  (a) The authorized capital stock of MidConn Bank consists of 8,000,000 shares of MidConn Bank Common Stock and 1,000,000 shares of serial preferred stock, no par value (the "MidConn Bank Preferred Stock"). As of the date hereof, there are (x) 1,953,469 shares of MidConn Bank Common Stock issued and outstanding, (y) no shares of MidConn Bank Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (i) 83,830 shares of MidConn Bank Common Stock reserved for issuance pursuant to outstanding options under the MidConn Stock Option Plans and (ii) 485,319 shares of MidConn Bank Common Stock reserved for issuance upon exercise of the option to be issued to EFC pursuant to the Option Agreement, and (z) no shares of MidConn Bank Preferred Stock issued or outstanding, held in MidConn Bank's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of MidConn Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except with respect to the aforementioned options to purchase 83,830 shares of MidConn Bank Common Stock issued pursuant to the MidConn Stock Option Plans and for the Option Agreement, and except for formula option grants under the MidConn Bank 1994 Stock Option Plan for Outside Directors, MidConn Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of MidConn Bank Common Stock or MidConn Bank Preferred Stock or any other equity security of MidConn Bank or any securities representing the right to purchase or otherwise receive any shares of MidConn Bank Common Stock or any other equity security of MidConn Bank. The names of the optionees, the date of each option to purchase MidConn Bank Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the applicable MidConn Stock Option Plan are set forth in Section 3.2(a) of the MidConn Disclosure Schedule. Since September 30, 1996, MidConn Bank has not issued any shares of its capital stock or any options or other securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to September 30, 1995 under the MidConn Stock Option Plans or shares issued pursuant to the MidConn Bank Dividend Reinvestment Plan (the "MidConn DRIP") and other formula option grants under the MidConn Bank 1994 Stock Option Plan for Outside Directors.

                  (b) Except as set forth at Section 3.2(b) of the MidConn Disclosure Schedule, MidConn Bank has no Subsidiaries, and has not owned any Subsidiaries during the period from September 30, 1985 through the date hereof.

         3.3      Authority; No Violation.

                  (a) MidConn  Bank has full  corporate  power and  authority to execute and deliver this Agreement, the Articles of Combination and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Articles of Combination and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of MidConn Bank. The Board of Directors of MidConn Bank has directed that this Agreement and the transactions contemplated hereby be submitted to MidConn Bank's shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement, including the Articles of Combination, by the requisite vote of MidConn Bank's shareholders, no other corporate proceedings on the part of MidConn Bank (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Articles of Combination and the Option Agreement, upon execution and delivery by MidConn Bank, will be duly and validly executed and delivered by MidConn Bank and (assuming due authorization, execution and delivery by EFC and Eagle Bank of this Agreement and by EFC of the Option Agreement) will constitute valid and binding obligations of MidConn Bank, enforceable against

MidConn Bank in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) None of the execution and delivery of this Agreement, the Option Agreement or the Articles of Combination by MidConn Bank, nor the consummation by MidConn Bank of the transactions contemplated hereby or thereby, nor compliance by MidConn Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Amended and Restated Certificate of Incorporation or Bylaws of MidConn Bank, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13 hereof) applicable to MidConn Bank or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of MidConn Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MidConn Bank is a party, or by which it or any of its properties or assets may be bound or affected.

         3.4      Consents and Approvals.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger with the OTS under the HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and approval of such applications and notices as to the Merger (the "State Banking Approvals"), (iii) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the MidConn Bank Common Stock pursuant to the Option Agreement, if not exempt, (iv) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 to register the shares of EFC Common Stock to be issued in connection with the Merger (including the shares of EFC Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof) and the filing of a Form F-5 with the FDIC, both of which will include the joint proxy statement/prospectus to be used in soliciting the approval of MidConn Bank's and EFC's shareholders at special meetings to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement/Prospectus"), (v) the approval of this Agreement by the requisite vote of the shareholders of MidConn Bank, (vi) the approval of the issuance of EFC Common Stock hereunder by a majority of the total votes cast in person or by proxy of EFC Common Stock, (vii) the filings with the OTS required by the Articles of Combination, and (viii) such other filings, authorizations or approvals as may be set forth in Section 3.4(a) of the MidConn Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (any and each, a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by MidConn Bank of this Agreement, the Option Agreement and the Articles of Combination, (2) the consummation by MidConn Bank of the Merger, the Articles of Combination and the other transactions contemplated hereby, and (3) the consummation by MidConn Bank of the Option Agreement; except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a material adverse effect on the ability of EFC to consummate the transactions contemplated hereby.

                  (b) MidConn Bank has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in
Section 3.4(a) hereof cannot be obtained or granted on a timely basis.

         3.5      Loan Portfolio; Reports.

                  (a) As of September 30, 1996 and thereafter, through and including the date of this Agreement, except as set forth at Section 3.5(a) of the MidConn Disclosure Schedule, MidConn Bank is not a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of MidConn Bank or any Affiliated Person (as defined in Section 9.13 hereof) of the foregoing.

                  (b) MidConn Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since September 30, 1990 with (i) the FDIC, (ii) the Connecticut Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iii) the SEC and (iv) the Nasdaq Stock Market and any other self-regulatory organization ("SRO") (collectively, "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of MidConn Bank, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of MidConn Bank since September 30, 1990, nor does MidConn Bank have knowledge of any pending or threatened proceeding or investigation.

         3.6      Financial Statements; Exchange Act Filings; Books and Records.

                  (a) MidConn Bank has previously delivered to EFC true, correct and complete copies of (a) the statements of condition of MidConn Bank as of September 30 for the fiscal years 1994, 1995, and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1993 through 1996, inclusive, as reported in MidConn Bank's Annual Report on Form F-2 for the fiscal year ended September 30, 1996 filed with the FDIC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations of the FDIC thereunder, in each case accompanied by the audit report of Coopers & Lybrand L.L.P. (Coopers & Lybrand"), independent public accountants with respect to MidConn Bank. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and the financial condition of MidConn Bank for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the FDIC or SEC, if applicable with respect thereto, and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by the FDIC's Quarterly Report on Form F-4. MidConn Bank's Annual Report on Form F-2 for the fiscal year ended September 30, 1996 and all subsequently filed reports under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and MidConn Bank has included at
Section 3.6(a) of the MidConn Disclosure Schedule true, correct and complete copies of such reports.

                  (b) The audits of MidConn Bank have been conducted in accordance with generally accepted auditing standards. The books and records of MidConn Bank are being maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                  (c) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of September 30, 1996 referred to above, (ii) of liabilities incurred since September 30, 1996 in the ordinary course of business and consistent with past practice, and (iii) of liabilities related to the Agreement, MidConn Bank has no liabilities, whether absolute, accrued, contingent or otherwise.

                  (d) The minute books of MidConn Bank contain records of all meetings and other corporate action held of its shareholders and Board of Directors (including committees thereof) that are complete and accurate in all material respects.

         3.7      Broker's Fees.

         Neither MidConn Bank nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Articles of Combination or the Option Agreement, except that MidConn Bank has engaged, and will pay a financial advisory fee to Ostrowski & Company, Inc. ("O & Co.") in accordance with the terms of a letter agreement, a true, correct and complete copy of which is included at Section 3.7 of the MidConn Disclosure Schedule.

         3.8      Absence of Certain Changes or Events.

                  (a) Except as disclosed in MidConn Bank's Annual Report on Form F-2 for the fiscal year ended September 30, 1996, or in any Current or Quarterly Report of MidConn Bank on Form F-8 or Form F-4 filed on or prior to the date of this Agreement, since September 30, 1996 (i) MidConn Bank has not incurred any material liability, except as contemplated by this Agreement or in the ordinary course of its business consistent with past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined Section 9.13 hereof) on MidConn Bank.

                  (b) Since September 30, 1996, MidConn Bank has carried on its business in the ordinary and usual course consistent with past practices.

         3.9      Legal Proceedings.

                  (a) Except as set forth at Section 3.9 of the MidConn Disclosure Schedule, MidConn Bank is not a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against MidConn Bank or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Articles of Combination or the Option Agreement.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon MidConn Bank or the assets of MidConn Bank.

         3.10     Taxes and Tax Returns.

         MidConn Bank has duly filed all federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal and state taxing authorities on or prior to the date hereof other than taxes or other charges (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth at Section 3.10 of the MidConn Disclosure Schedule and
(b) which have not been finally determined. Except as set forth in Section 3.10 of the MidConn Disclosure Schedule, all liability with respect to the income tax returns of MidConn Bank has been satisfied for all years to and including 1995. The Internal Revenue Service ("IRS") has not notified

MidConn Bank of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of MidConn Bank subsequent to 1990. There are no material disputes pending, or claims asserted for, taxes or assessments upon MidConn Bank, nor has MidConn Bank been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period. In addition, federal and state returns which are accurate and complete in all material respects have been filed by MidConn Bank for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by MidConn Bank in its financial statements as of September 30, 1996.

         3.11     Employee Benefit Plans.

                  (a) Section 3.11(a) of the MidConn Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained as of the date of this Agreement (the "Plans") by MidConn Bank and any other entity which together with MidConn Bank would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m).

                  (b) Section 3.11(b) of the MidConn Disclosure Schedule includes true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modifications,
(iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

                  (c) Except as set forth at Section 3.11(c) of the MidConn Disclosure Schedule, (i) each of the Plans has been operated and in all material respects administered in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of MidConn Bank (or any former Subsidiary) beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of MidConn Bank, or
(z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under the Title IV of ERISA has been incurred or assumed by MidConn Bank that has not been satisfied in full, and no condition exists that presents a material risk to MidConn Bank incurring a material liability thereunder, (vi) no Plan is a "multi employer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by MidConn Bank as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) MidConn Bank has not engaged in a transaction in connection with which MidConn Bank could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of MidConn Bank, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans (other than Plans providing for the payment of benefits from the general assets of MidConn Bank) could be terminated as of the Effective Time without material liability; (xi) no Plan, program, agreement or other arrangement, either individually or collectively, including as a result of this Agreement, provides for any payment by MidConn Bank that would not be deductible under Code Sections 162(a)(1) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

         3.12     Certain Contracts.

                  (a) Except as set forth at Section 3.12(a) of the MidConn Disclosure Schedule, MidConn Bank is not a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, the Option Agreement or the
Articles of Combination will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from EFC, Eagle Bank, MidConn Bank, the Surviving Bank or any of EFC's Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by MidConn Bank,
(iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Option Agreement or the Articles of Combination, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Option Agreement or the Articles of Combination. Section 3.12(a) of the MidConn Disclosure Schedule includes true, correct and complete copies of all employment, consulting and deferred compensation agreements to which MidConn Bank is a party. Section 3.12(a) of the MidConn Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of the SEC's Regulation S-K) of MidConn Bank. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the MidConn Disclosure Schedule, is referred to herein as a "MidConn Bank Contract," and MidConn Bank has not received notice of, nor does it have knowledge of, any violation of any MidConn Bank Contract.

                  (b) (i) Each MidConn Bank Contract is valid and binding and in full force and effect, (ii) MidConn Bank has in all material respects performed all obligations required to be performed by it to date under each MidConn Bank Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of MidConn Bank under any such MidConn Bank Contract.

         3.13     Agreements with Regulatory Agencies.

         MidConn Bank is not subject to any cease-and-desist or other order issued by, nor is it a party to any written agreement, consent agreement or memorandum of understanding with, nor has it adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the MidConn Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has MidConn Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         3.14     Charter Takeover Provisions.

         The Board of Directors of MidConn Bank has approved the offer of EFC to enter into this Agreement, the Articles of Combination and the Option Agreement such that the voting, price and procedural provisions of Articles Seventh and Fourteenth of MidConn Bank's Amended and Restated Certificate of Incorporation will not apply to the offer to enter into this Agreement, the Articles of Combination or the Option Agreement or any of the transactions contemplated hereby or thereby.

         3.15     Environmental Matters.

                  (a) MidConn Bank is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of MidConn Bank threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which MidConn Bank has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by MidConn Bank;

                  (c) To the knowledge of MidConn Bank, during the period of MidConn Bank's ownership or operation of any of its properties, there has not been any material release of Hazardous Material in, on, under or affecting any such property.

                  (d) To the knowledge of MidConn Bank, MidConn Bank has not made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

                  (e) For purposes of this Section  3.15 and Section  4.14,  the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

                  (f) No real property owned or leased by MidConn Bank as other real estate owned ("OREO") or otherwise, or owned or controlled by MidConn Bank as a trustee or fiduciary meets the statutory criteria of an "Establishment" as that term is defined pursuant to the Connecticut Transfer of Establishments Act, P.A. 95-183.

         3.16     Reserves for Losses.

         All reserves or other allowances for possible losses reflected in MidConn Bank's financial statements referred to in Section 3.6 hereof as of September 30, 1996 complied with all Laws and are adequate under GAAP.
MidConn Bank has not been notified by the FDIC, the Connecticut

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Commissioner  or MidConn Bank's  independent  auditor,  in writing or otherwise, that such reserves are inadequate or that the practices and policies of MidConn Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the Connecticut Commissioner or MidConn Bank's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of MidConn Bank. Section 3.16 of the MidConn Disclosure Schedule sets forth a complete list of all extensions of credit and OREO that have been classified by any bank examiner as of the most recently completed examination of MidConn Bank by each of any regulatory or internal examiner, or other regulatory authority, or otherwise categorized by MidConn Bank as special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. MidConn Bank agrees to (i) update such list no less frequently than quarterly and (ii) provide no less frequently than monthly a schedule of delinquent loans, in each case from the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section
8.1 hereof. All OREO held by MidConn Bank is recorded in accordance with GAAP.

         3.17     Properties and Assets.

         Section 3.17 of the MidConn Disclosure Schedule lists (i) all real property owned by MidConn Bank (other than OREO); (ii) each real property lease, sublease or installment purchase arrangement to which MidConn Bank is a party;
(iii) a description of each contract for the purchase, sale, or development of real estate to which MidConn Bank is a party; and (iv) all items of MidConn Bank's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease or similar payment requirements of $25,000 or more. Except for (a) items reflected in MidConn Bank's financial statements as of September 30, 1996 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with MidConn Bank's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in clause (a) above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since September 30, 1996, and (e) items listed in Section 3.17 of the MidConn Disclosure Schedule, MidConn Bank has good and, as to owned real property, marketable and insurable title to all its properties and assets, reflected in the financial statements of MidConn Bank as of September 30, 1996, free and clear of all liens, claims, charges and other encumbrances. MidConn Bank, as lessee, has the right under valid and subsisting leases to occupy, use and possess all property leased by it, and there has not occurred under any such lease any material breach, violation or default by MidConn Bank, and MidConn Bank has not experienced any material uninsured damage or destruction with respect to such properties since September 30, 1996. All properties and assets used by MidConn Bank are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. MidConn Bank enjoys peaceful and undisturbed possession under all leases for the use of all property under which it is the lessee, and all leases to which MidConn Bank is a party are valid and binding obligations in accordance with the terms thereof. MidConn Bank is not in material default with respect to any such lease, and there has not occurred any default by MidConn Bank or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by MidConn Bank of any of the property owned, leased, or occupied by it.

         3.18     Insurance.

         Section 3.18 of the MidConn Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by MidConn Bank, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. All such insurance policies and bonds (or other insurance policies and bonds of MidConn Bank that have been in effect from time to time) are in full force and effect (or were in full force and effect as of the times they were supposed to cover). MidConn Bank has not received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all claims thereunder have been filed in a timely fashion. True, correct and complete copies of all such policies and bonds, as in effect on the date hereof, have been made available to EFC.

         3.19     Liquidation Account.

         The liquidation account established by MidConn Bank in connection with its conversion from the mutual to stock form has been eliminated as provided under Connecticut law.

         3.20     Compliance with Applicable Laws.

         MidConn Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. MidConn Bank has not received any notice of any alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         3.21     Loans.

         As of the date hereof:

                  (a) All loans owned by MidConn Bank, or in which MidConn Bank has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                  (b) All loans owned by MidConn Bank, or in which MidConn Bank has an interest, have been made or acquired by MidConn Bank in accordance with board of director-approved loan policies and all of such loans are collectible, except to the extent reserves have been made against such loans in MidConn Bank's financial statements at September 30, 1996 referred to in Section 3.6 hereof. MidConn Bank holds the mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and, except as set forth as Section 3.21(b) of the MidConn Disclosure Schedule, all loans owned by MidConn Bank are with full recourse to the borrowers, and MidConn Bank has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by MidConn Bank and subsequently sold by MidConn Bank have been sold without recourse to MidConn Bank and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of December 31, 1996 prepared by MidConn Bank, which reports include all loans delinquent or otherwise in default, are included at
Section 3.21(b) of the MidConn Disclosure Schedule. True, correct and complete copies of the currently effective lending policies and practices of MidConn Bank have been furnished to EFC.

                  (c) Except as set forth at Section 3.21(c) of the MidConn Disclosure Schedule, each outstanding loan participation sold by MidConn Bank, if any, was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including MidConn Bank) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to MidConn Bank for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. MidConn Bank has properly fulfilled its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied with its duties as required under applicable regulatory requirements.

                  (d) MidConn Bank has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

         3.22     Affiliates.

         Each director and person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of MidConn Bank is listed at
Section 3.22 of the MidConn Disclosure Schedule, and each such person has delivered to EFC, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit C hereto (the "MidConn Bank Stockholder Agreement"). The MidConn Bank Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto (assuming due authorization, execution and delivery by EFC and constitutes the valid and binding obligation of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         3.23     Ownership of EFC Common Stock.

         Except as set forth at Section 3.23 of the MidConn Disclosure Schedule, neither MidConn Bank nor any of its directors, officers, 5% or greater shareholders or affiliates (as used above in Section 3.22) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of EFC (other than those agreements, arrangements or understandings specifically contemplated hereby).

         3.24     Fairness Opinion.

         MidConn Bank has received an opinion from Ostrowski & Company, Inc. ("O & Co.") to the effect that, in its opinion, the consideration to be paid to stockholders of MidConn Bank hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and O & Co. has consented to the inclusion of the Fairness Opinion in the Form S-4 (defined below).

         3.25     MidConn DRIP.

         MidConn Bank has suspended the MidConn DRIP such that from the date hereof, no issuances or purchases of MidConn Bank Common Stock under the MidConn DRIP shall be permitted, nor shall any other obligations thereunder accrue.




                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF EAGLE

         EFC, on behalf of itself and its wholly-owned subsidiary, Eagle Bank, hereby makes the following representations and warranties to MidConn Bank as set forth in this Article IV, each of which is being relied upon by MidConn Bank as a material inducement to enter into and perform this Agreement.

         4.1      Corporate Organization.

                  (a) EFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. EFC is duly registered as a savings and loan holding company with the OTS under the HOLA. The Restated Certificate of Incorporation and Bylaws of EFC, as filed or incorporated by reference into EFC's most recent report under the Exchange Act which required such document to be filed as an exhibit thereto, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Eagle Bank is a federal savings bank with its main office in the State of Connecticut. Eagle Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Charter and Bylaws of Eagle Bank, copies of which have previously been made available to MidConn Bank, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         4.2      Capitalization.

                  (a) The authorized capital stock of EFC consists of 8,000,000 shares of EFC Common Stock and 2,000,000 shares of serial preferred stock, par value $.01 per share (the "EFC Preferred Stock"). As of the date hereof, there are (x) 4,543,398 shares of EFC Common Stock issued and outstanding, (y) no shares of EFC Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 425,965 shares of EFC Common Stock reserved for issuance pursuant to outstanding options, and (z) no shares of EFC Preferred Stock issued or outstanding, held in EFC's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise, except in connection with the Eagle Financial Corp. Rights Agreement dated October 22, 1996. All of the issued and outstanding shares of EFC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except with respect to the aforementioned options to purchase 398,965 shares of EFC Common Stock, EFC does not as of the date of this Agreement have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of EFC Common Stock or EFC Preferred Stock or any other equity security of EFC or any securities representing the right to purchase or otherwise receive any shares of EFC Common Stock or any other equity security of EFC. The shares of EFC Common Stock to be issued pursuant to the Merger are authorized and, at the Effective Time, all such shares will be duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) The authorized capital stock of Eagle Bank consists of 100,000 shares of common stock, par value $.01 per share, 100,000 of which are issued and outstanding and owned by EFC free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

         4.3      Authority; No Violation.

                  (a) EFC has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of EFC. No other corporate proceedings on the part of EFC are necessary to consummate the transactions contemplated hereby or thereby, except for the approval of this Agreement by a majority of the total votes cast in person or by proxy of EFC Common Stock. This Agreement has been, and the Option Agreement, upon execution and delivery by EFC, will be duly and validly executed and delivered by EFC and (assuming due authorization, execution and delivery by MidConn Bank) will constitute valid and binding obligations of EFC, enforceable against EFC in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Eagle Bank has full corporate power and authority to execute and deliver this Agreement and the Articles of Combination and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Articles of Combination and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Eagle Bank and by EFC as the sole shareholder of Eagle Bank. No other corporate proceedings on the part of Eagle Bank are necessary to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Articles of Combination, upon execution and delivery by Eagle Bank, will be duly and validly executed and delivered by Eagle Bank and (assuming due authorization, execution and delivery by MidConn Bank) will constitute valid and binding obligations of Eagle Bank, enforceable against Eagle Bank in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by EFC or Eagle Bank, the Option Agreement by EFC or the Articles of Combination by Eagle Bank, nor the consummation by EFC or Eagle Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by EFC or Eagle Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of EFC or the Charter or Bylaws of Eagle Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any Laws applicable to EFC or Eagle Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of EFC or Eagle Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which EFC or Eagle Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.4      Consents and Approvals.

                  (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger with the OTS under HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the State Banking Approvals,
(iii) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut prior to the acquisition of more than 10% of the MidConn Bank Common Stock pursuant to the Option Agreement, if not exempt, (iv) the filing with the SEC of a registration statement on Form S-4 to register the shares of EFC Common Stock to be issued in connection with the Merger (including the shares of EFC Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof) and the filing of a Form F-5 with the FDIC, both of which will include the Joint Proxy Statement/Prospectus, (v) the approval of this Agreement by the requisite vote of the shareholders of MidConn Bank, (vi) the approval of the issuance of EFC Common Stock hereunder by a majority of the total votes cast in person or by proxy of EFC Common Stock, (vii) the filings with the OTS required by the Articles of Combination, and (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with the Nasdaq Stock Market (or such other exchange as may be applicable) in connection with the issuance of the shares of EFC Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by EFC and Eagle Bank of this Agreement, (2) the execution and delivery by EFC of the Option Agreement, (3) the execution and delivery by Eagle Bank of the Articles of Combination, (4) the consummation by EFC and Eagle Bank of the Merger and the other transactions contemplated hereby, and (5) the consummation by Eagle Bank of the transactions contemplated by the Articles of Combination; except in each case, for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of MidConn Bank to consummate the transactions contemplated hereby.

                  (b) EFC has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in
Section 4.4(a) cannot be obtained or granted on a timely basis.

                  (c) Each of EFC and Eagle Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that each was required to file since September 30, 1994 with (i) the OTS, (ii) the SEC and (iii) the Nasdaq Stock Market and any other self-regulatory organization. Except for normal examinations conducted by any of the foregoing regulatory agencies in the regular course of the business of EFC and Eagle Bank, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of EFC and Eagle Bank since September 30, 1994, nor does EFC and Eagle Bank have knowledge of any such pending or threatened proceeding or investigation.

         4.5      Financial Statements; Exchange Act Filings; Books and Records.

                  (a) EFC has previously delivered to MidConn Bank true, correct and complete copies of (a) the consolidated balance sheets of EFC and its Subsidiaries as of September 30 for the fiscal years 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in EFC's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP ("KPMG Peat Marwick"), independent public accountants  with respect to EFC. The financial  statements  referred to in this
Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of EFC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. EFC's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and EFC has previously made available to MidConn Bank true, correct and complete copies of such reports. The books and records of EFC and Eagle Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                  (b) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of September 30, 1996 referred to above, (ii) of liabilities incurred since September 30, 1996 in the ordinary course of business and consistent with past practice, and (iii) of liabilities related to the Agreement, EFC and Eagle Bank have no liabilities, whether absolute, accrued, contingent or otherwise.

         4.6      Absence of Certain Changes or Events.

         Since September 30, 1996, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on EFC.

         4.7 Ownership of MidConn Bank Common Stock; Affiliates and Associates.

                  (a) Except with respect to this Agreement and the Option Agreement, neither EFC nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than five percent of the outstanding capital stock of MidConn Bank.

                  (b) Neither EFC nor any of its Subsidiaries is an "affiliate" (as such term is defined in Section 203(c) (1) of the General Corporation Law of the State of Delaware (the "DGCL")) or an "associate" of MidConn Bank (as such term is defined in Section 203(c) (2) of the DGCL). Each director and person who is an "affiliate" (for purposes of Rule 144 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of EFC has delivered to EFC, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "EFC Stockholder Agreement").

         4.8      Employee Benefit Plans.

         EFC has heretofore made available for inspection, or delivered (if requested) to MidConn Bank true, correct and complete copies of each of the employee benefit plans arrangements or agreements that are maintained as of the date of this Agreement (the "EFC Plans") by EFC or any of its Subsidiaries, which together with EFC would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m). No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any EFC Plan. The EFC Plans are in compliance in all material respects with the applicable requirements of ERISA and the Code.

         4.9      Agreements with Regulatory Agencies.

         Neither   EFC   nor  any  of  its   affiliates   is   subject   to  any
cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of, any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has EFC nor Eagle Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         4.10     Legal Proceedings.

         Neither EFC nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations against EFC or any of its Subsidiaries which challenge the validity or propriety of the transactions contemplated by this Agreement, the Articles of Combination or the Option Agreement as to which there is a reasonable probability of success.

         4.11     Reserves for Losses.

         All reserves or other allowances for possible losses reflected in EFC's financial statements referred to in Section 4.5 hereof as of September 30, 1996 complied with all Laws and are adequate under GAAP. Eagle Bank has not been notified by the FDIC, the OTS or Eagle Bank's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Eagle Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the OTS or Eagle Bank's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Eagle Bank. All OREO held by Eagle Bank is recorded in accordance with GAAP.

         4.12     Compliance with Applicable Laws.

         Each of EFC and Eagle Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither EFC nor Eagle Bank has received any notice of any alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         4.13     Loans.

         As of the date hereof:

                  (a) All loans owned by Eagle Bank, or in which Eagle Bank has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

                  (b) All loans owned by Eagle Bank, or in which Eagle Bank has an interest, have been made or acquired by Eagle Bank in accordance with board of director-approved loan policies and all of such loans are collectible, except to the extent reserves have been made against such loans in EFC's financial statements at September 30, 1996 referred to in Section 4.5 hereof. Eagle Bank holds the mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by Eagle Bank and subsequently sold by Eagle Bank have been sold without recourse to Eagle Bank and without any liability under any yield maintenance or similar obligation.

                  (c) Eagle Bank has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

         4.14     Environmental Matters.

                  (a) Eagle Bank is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of Eagle Bank threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Eagle Bank has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Eagle Bank;

                  (c) To the knowledge of Eagle Bank, during the period of Eagle Bank's ownership or operation of any of its properties, there has not been any material release of Hazardous Material in, on, under or affecting any such property.

                  (d) To the knowledge of Eagle Bank, Eagle Bank has not made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.


                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1      Covenants of MidConn Bank.

         During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Articles of Combination or the Option Agreement or with the prior written consent of EFC, MidConn Bank shall carry on its business in the ordinary course consistent with past practices and consistent with prudent banking practices. MidConn Bank will use its reasonable best efforts to (x) preserve its business organization intact, (y) keep available to itself and EFC the present services of the employees of MidConn Bank and (z) preserve for itself and EFC the goodwill of the customers of MidConn Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the MidConn Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by EFC in writing, MidConn Bank shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock; provided, however, from the date hereof to the Effective Time, MidConn Bank may declare, set aside or pay cash dividends per share of MidConn Bank Common Stock equivalent to the cash dividends per share (i.e., at the same rate as that paid by EFC multiplied by the Exchange Ratio) declared, set aside or paid by EFC during such period, provided, further, however, that under no circumstances shall MidConn Bank declare, set aside or pay any dividends if it would result in the holders of MidConn Bank Common Stock receiving more than four dividend payments in fiscal 1997, when considered with anticipated EFC dividends based on past practice, nor shall MidConn Bank be prohibited from declaring, setting aside or paying dividends consistent herewith if the Closing Date

(defined below) is such that holders of MidConn Bank Common Stock would receive fewer than four dividends in fiscal 1997, when considered with anticipated EFC dividends based on past practice.

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the MidConn Stock Option Plans in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(d) hereof), any shares of the capital stock of MidConn Bank or any securities convertible into or exercisable for any shares of the capital stock of MidConn Bank;

                  (c) except with respect to shares of MidConn Bank Common Stock subject to issuance under the MidConn DRIP as of the date hereof, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of MidConn Bank Common Stock pursuant to stock options or similar rights to acquire MidConn Bank Common Stock granted pursuant to the MidConn Stock Option Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

                  (d)  amend   its   Amended   and   Restated   Certificate   of
Incorporation, Bylaws or other similar governing documents;

                  (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, hold substantive discussions or negotiations with or provide any information to, any person, entity or group (other than EFC) concerning any Acquisition Transaction (as defined below). Notwithstanding the foregoing, MidConn Bank may enter into discussions or negotiations, or provide information in connection with a possible Acquisition Transaction if the Board of Directors of MidConn Bank reasonably determines, following receipt of written advice of MidConn Bank's legal counsel, that such discussions or negotiations must be commenced, or such information must be furnished, in the exercise of its fiduciary duty. MidConn Bank shall promptly communicate to EFC the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is providing information to a third party. MidConn Bank will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than EFC with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to
(i) any tender or exchange offer, (ii) any merger, consolidation or other business combination involving MidConn Bank, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets, out of the ordinary course of business, of, MidConn Bank other than the transactions contemplated or permitted by this Agreement, the Articles of Combination and the Option Agreement:

                  (f)  make  capital  expenditures   aggregating  in  excess  of
$25,000;

                  (g) enter into any new line of business;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, any of the conditions to the Merger set forth in Article VII not being satisfied, or a violation of any provision of this Agreement, the Articles of Combination or the Option Agreement, except, in every case, as may be required by applicable law;

                  (j) change its methods of accounting in effect at September 30, 1996, except as required by changes in GAAP or regulatory accounting principles as concurred to by MidConn Bank's independent auditors;

                  (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew (other than by automatic renewal pursuant to the terms thereof) or terminate any Plan or any agreement, arrangement, plan or policy between MidConn Bank and one or more of its current or former directors or officers, provided, however, that MidConn Bank shall be permitted to amend the MidConn Bank Defined Benefit Pension Plan to provide that each employee of MidConn Bank who is a participant in such Plan as of the Effective Time shall not fail to receive credit for a year of "Credited Service" (as defined in such Plan) for the Plan Year ending December 31, 1997 for purposes of benefit accrual under such Plan solely because such participant has less than 1,000 hours of service during such Plan Year, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (iv) hire any new employee, (v) pay expenses of any non-employee directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof; (vi) pay any retention or other bonuses, or any severance, to any employee, except in accordance with Section 5.1(k) of the MidConn Disclosure Schedule, (vii) make any contribution to any Plan that is subject to Title IV of ERISA in excess of the amount required to satisfy applicable minimum funding requirements under ERISA and the Code, or
(viii) make any nondeductible contribution to any Plan;

                  (l) except for short-term borrowings with a maturity of one year or less by MidConn Bank in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) sell, purchase, enter into or renew a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

                  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with the foreclosure of one- to four-family residential properties in the ordinary course of business consistent with past banking practices;

                  (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of MidConn Bank;

                  (p) make any equity investment, or invest in any marketable equity securities or other securities not eligible to be owned by a Federal savings association;

                  (q) incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing;

                  (r) change or waive any provision of, any deposit, loan, investment or other Board of Director approved operating policy;

                  (s) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

                  (t) originate any loans except in accordance with existing MidConn Bank lending policies;

                  (u) make any investments in derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities;

                  (v) sell or purchase any mortgage loan servicing rights; or

                  (w) agree or commit to do any of the  actions set forth in (a)
- (v) above.

The consent of EFC to any action by MidConn Bank that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of EFC.

         5.2      Covenants of EFC.

         During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Articles of Combination or the Option Agreement or with MidConn Bank's prior written consent, EFC and Eagle Bank shall use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or consented to in writing by MidConn Bank, EFC shall not, and shall not permit Eagle Bank to:

                  (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock (except that Eagle Bank may declare and pay extraordinary or special dividends and distributions to EFC and except that EFC may increase the quarterly cash dividend rate on the EFC Common Stock);

                  (b) take any action that will result in (i) any of EFC's representations and warranties set forth in this Agreement being or becoming untrue, unless the failure of such representations or warranties to be true would not, individually or in the aggregate, have a Material Adverse Effect on EFC, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) in a violation of any provision of this Agreement or the Articles of Combination, except, in every case, as may be required by applicable law;

                  (c) change its methods of accounting in effect at September 30, 1996, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by EFC's independent auditors;

                  (d) purchase or acquire, directly or indirectly, a number of shares of MidConn Bank equal to or greater than 5% of the issued and outstanding number of such shares of MidConn Bank Common Stock; or

                  (e) agree or commit to do any of the  actions set forth in (a)
- (d) above.

         5.3      Merger Covenants.

         Notwithstanding that MidConn Bank believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, MidConn Bank recognizes that EFC may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, MidConn Bank and EFC shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, MidConn Bank's loan, accrual and reserve policies to those policies of EFC to the extent appropriate, provided, that any change in MidConn Bank's policies in connection with such matters need not be effected until the parties receive all necessary governmental and stockholder approvals and consents to consummate the transactions contemplated hereby.

         5.4      Compliance with Antitrust Laws.

         Each of EFC and MidConn Bank shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of EFC and MidConn Bank shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. EFC and MidConn Bank shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent EFC so desires, the willingness of EFC to accept an order agreeing to the divestiture, or the holding separate, of any assets of EFC or MidConn Bank.

         5.5      Employment and Consulting Agreement.

         On the Closing Date, Eagle Bank will execute and deliver to Richard J. Toman an employment and consulting agreement substantially in the form of the agreement attached hereto as Exhibit E.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1      Regulatory Matters.

                  (a) Upon the execution and delivery of this Agreement, EFC and MidConn Bank (as to information to be included therein pertaining to MidConn
Bank) shall promptly cause to be prepared and filed with the SEC a registration statement of EFC on Form S-4, including the Joint Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the EFC Common Stock to be issued in the Merger (including the EFC Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof), and for soliciting the approval of this Agreement and the Merger by the shareholders of MidConn Bank and for soliciting the approval by the shareholders of EFC of the issuance of the EFC Common Stock to MidConn Bank's shareholders as part of the Merger. The Joint Proxy Statement/Prospectus also shall be filed by MidConn Bank with the FDIC on Form F-5 (the "Form F-5"). EFC and MidConn Bank shall use their reasonable best efforts to have the Registration Statement and the Form F-5 declared effective by the SEC and approved by the FDIC, respectively, as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC and FDIC staff regarding the information contained in the Registration Statement concerning MidConn Bank. If at any time after the Registration Statement and the Form F-5 are filed with the SEC and FDIC, and prior to the Closing Date, any event relating to any party hereto is discovered by such party, which should be set forth in an amendment of, or a supplement to, the Registration Statement and the Form F-5, including the Joint Prospectus/Proxy Statement (including, without limitation, any change in the O & Co. Fairness Opinion), such party shall promptly so inform EFC and MidConn Bank (as applicable), and shall furnish EFC and MidConn Bank (as applicable) with all necessary information relating to such event whereupon EFC and MidConn Bank shall promptly cause an appropriate amendment to the Registration Statement and the Form F-5 to be filed with the SEC and the FDIC. Upon the effectiveness of such amendment, EFC and MidConn Bank (if prior to the meetings of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to their respective shareholders entitled to vote at such meetings. EFC shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Articles of Combination and MidConn Bank shall furnish all information concerning MidConn Bank and the holders of MidConn Bank Common Stock as may be reasonably requested in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). MidConn Bank and EFC shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to MidConn Bank or EFC and Eagle Bank, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

                  (c) MidConn Bank shall, upon request, furnish EFC with all information concerning MidConn Bank and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Form F-5 or any other statement, filing, notice or application made by or on behalf of EFC or Eagle Bank to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

                  (d) EFC and MidConn Bank shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2      Access to Information.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, MidConn Bank shall accord to the officers, employees, accountants, counsel and other representatives of EFC and Eagle Bank, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, MidConn Bank shall make available to EFC (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as EFC may reasonably request. EFC shall receive notice of all meetings of the MidConn Bank Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all MidConn Bank representatives to such meetings are required to be provided notice). Up to two representatives of EFC shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or an Acquisition Transaction or such other matters deemed confidential ("Confidential Matters") by the Boards of Directors of MidConn Bank) and such meetings of committees of the Board of Directors and management of MidConn Bank which EFC desires. EFC will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which EFC entered into with O & Co. dated October 30, 1996 (the "Confidentiality Agreement").

                  (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, EFC shall, and shall cause Eagle Bank to, afford to the officers, employees, accountants, counsel and other representatives of MidConn Bank, access, during normal business hours during the period prior to the Effective Time, to such information regarding EFC and Eagle Bank as shall be reasonably necessary for MidConn Bank to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for MidConn Bank to confirm that the representations and warranties of EFC contained herein are true and correct and that the covenants of EFC contained herein have been performed in all material respects. MidConn Bank will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  (d) MidConn Bank shall provide EFC with true, correct and complete copies of all financial and other information provided to directors of MidConn Bank in connection with meetings of its Board of Directors or committees thereof, except materials relating to Confidential Matters, which information shall be provided to EFC concurrently with its provision to directors of MidConn Bank.

         6.3      Shareholder Meetings.

         MidConn Bank shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Registration Statement becomes effective and the FDIC approves the Form F-5 for the purpose of voting upon the approval of this Agreement, including the Articles of Combination, and the Merger (the "Special Meeting"). Management and the Board of Directors of MidConn Bank shall recommend to MidConn Bank's shareholders approval of this Agreement, including the Articles of Combination, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of MidConn Bank reasonably determines, based upon the written advice of MidConn Bank's legal counsel, that such recommendation or opposition, as the case may be, would constitute a breach of the exercise of its fiduciary duty. EFC shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Registration Statement becomes effective and the FDIC approves the Form F-5 for the purpose of voting to approve the issuance of EFC Common Stock pursuant to this Agreement and, through its Board of Directors, shall recommend to its shareholders approval of such issuance. MidConn Bank and EFC shall coordinate and cooperate with respect to the foregoing matters.

         6.4      Legal Conditions to Merger.

         Each of EFC and MidConn  Bank shall use their  reasonable  best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by MidConn Bank or EFC in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5      Publication of Combined Financial Results.

         EFC shall use commercially reasonable efforts to publish within 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         6.6      Stock Exchange Listing.

         EFC shall cause the shares of EFC Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the EFC Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

         6.7      Employees.

                  (a) Except as set forth at Schedule 6.7(a) of the MidConn Disclosure Schedule, as to employees of MidConn Bank whose employment is terminated in connection with the Merger either because an employee's position is eliminated or an employee is not offered comparable employment (i.e., not offered employment for a position of generally similar job description or responsibilities) within three months of the Effective Time of the Merger (except for such employees who have existing employment or severance agreements or whose employment is terminated for non-performance, cause or like reason), Eagle Bank will pay severance based on one week of base salary (or one week of average weekly hourly wages, calculated on a weekly average basis for the quarter ended December 31, 1996 in the case of hourly employees) for each full year of employment with MidConn Bank with a minimum of two weeks, up to an aggregate of 26 weeks and will pay such employees for unused vacation and sick leave in accordance with the documented policies of MidConn Bank in effect on the date hereof. Also as to such employees whose employment is terminated, Eagle Bank will pay the applicable premium for health plan continuation (COBRA) coverage in effect from time to time for such employee for a period equal to the number of weeks of severance such person receives in accordance with this
Section 6.7(a).

                  (b) As to each employee of MidConn Bank who is a party to an employment or severance agreement with MidConn Bank on the date hereof and whose employment is terminated after the Effective Time and during the term of such agreement, Eagle Bank will assume the obligations of MidConn Bank under such agreement and, in addition, at the discretion of each such employee, will (i) pay the applicable premium for health plan continuation (COBRA) coverage in effect from time to time for such employee and the qualified beneficiaries of such employee for a period of 18 months following such termination of employment (or, if less, the period during which the employee or qualified beneficiary is entitled to such continuation coverage); (ii) continue in effect, at Eagle Bank's expense, for the remaining term of such agreement, group term life insurance on the life of such employee with a death benefit equal to the amount of such insurance provided to the employee by MidConn Bank immediately before the Effective Time (but not in excess of three times such employee's annual rate of compensation from MidConn Bank as of the Effective Time); and (iii) will pay such employees for unused vacation and sick leave in accordance with the documented policies of MidConn Bank on the date hereof; provided, however, that Eagle Bank shall have no obligation to make any payment to or on behalf of any such employee or to provide any benefit to such employee to the extent that such payment or benefit would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code and all such payments and benefits shall be reduced to the extent necessary to prevent any such payment or benefit from constituting a parachute payment.

                  (c) It is the intent of EFC and Eagle Bank in connection with reviewing applicants for employment positions to give MidConn Bank employees who are not offered positions at the Effective Time the same consideration as is afforded EFC or Eagle Bank employees for such position in accordance with existing formal or informal policies.

         6.8      Indemnification; Directors' and Officers' Insurance.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of MidConn Bank (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of MidConn Bank or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the Amended and Restated Certificate of Incorporation and Bylaws of MidConn Bank. It is understood and agreed that after the Effective Time, EFC shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Restated Certificate of Incorporation and Bylaws of EFC or the Charter and Bylaws of Eagle Bank, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to EFC; provided, however, that (1) EFC shall have the right to assume the defense thereof and upon such assumption EFC shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if EFC elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between EFC and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to EFC, and EFC shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) EFC shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) EFC shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). EFC shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) EFC would be permitted to advance such expenses pursuant to the DGCL and EFC's Restated Certificate of Incorporation or Bylaws, and (ii) EFC receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by EFC pursuant to the DGCL and EFC's Restated Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify EFC thereof; provided, however, that the failure to so notify shall not affect the obligations of EFC under this
Section 6.8 except to the extent such failure to notify materially prejudices EFC. EFC's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

                  (b) In the event EFC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of EFC assume the obligations set forth in this section.

                  (c) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives after the Effective Time.

         6.9      Subsequent Interim and Annual Financial Statements.

         As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), EFC will deliver to MidConn Bank and MidConn Bank will deliver to EFC their respective Quarterly Reports on Form 10-Q or F-4, as filed with the SEC or the FDIC, as the case may be, under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K or F-8 promptly after filing such reports with the SEC or the FDIC, as the case may be.

         6.10     Additional Agreements.

         In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or the Articles of Combination, or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Constituent Banks to the Merger, the proper officers and directors of each party to this Agreement and EFC's Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, EFC.

         6.11     Advice of Changes.

         EFC and MidConn Bank shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by MidConn Bank or EFC, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

         6.12     Current Information.

         During the period from the date of this Agreement to the Effective Time, MidConn Bank will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of EFC and to report the general status of the ongoing operations of MidConn Bank. MidConn Bank will promptly notify EFC of any material change in the normal course of business or in the operation of the properties of MidConn Bank and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving MidConn Bank, and will keep EFC fully informed of such events.

         6.13     Execution and Authorization of Articles of Combination.

         Prior to the Effective Time, (a) EFC shall (i) cause the Board of Directors of Eagle Bank to approve the Articles of Combination, and (ii) cause Eagle Bank to execute and deliver the Articles of Combination, and (iii) approve the Articles of Combination as the sole shareholder of Eagle Bank, and (b) MidConn Bank shall (i) cause the Board of Directors of MidConn Bank to approve the Articles of Combination, and (ii) cause MidConn Bank to execute and deliver the Articles of Combination.

         6.14     Change in Structure.

         In the event that EFC elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. EFC may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no material adverse federal income tax consequences to the MidConn Bank shareholders as a result of such modification, (ii) the consideration to be paid to the MidConn Bank shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In such events, EFC shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. EFC and MidConn Bank agree to cooperate fully with each other to effect such amendments.

         6.15     Transaction Expenses of MidConn Bank.

                  (a) For planning purposes, MidConn Bank shall, within 15 days from the date hereof, provide EFC with its estimated budget of transaction-related expenses reasonably anticipated to be payable by MidConn Bank in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. MidConn Bank shall promptly notify EFC if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, MidConn Bank shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. MidConn Bank shall accrue and/or pay all of such amounts as soon as possible.

                  (c) MidConn Bank shall advise EFC monthly of all out-of-pocket expenses which MidConn Bank has incurred in connection with this transaction.

                  (d) EFC, in reasonable consultation with MidConn Bank, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1      Conditions to Each Party's Obligation To Effect the Merger.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a)      Shareholder Approvals.

                  This Agreement, including the Articles of Combination, and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of MidConn Bank Common Stock entitled to vote thereon. The issuance of the EFC Common Stock in the Merger shall have been approved by the affirmative vote of a majority of the total votes cast in person or by proxy of shares of EFC Common Stock.

                  (b)      Stock Exchange Listing.

                  The shares of EFC Common Stock which shall be issued in the Merger (including the EFC Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or such other exchange on which the EFC Common Stock may become listed).

                  (c)      Other Approvals.

                  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that EFC reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

                  (d)      Registration Statement; Form F-5.

                  The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Form F-5 shall have been approved for use by the FDIC, and no stop order or other prohibition on its use shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the FDIC.

                  (e)      No Injunctions or Restraints; Illegality.

                  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Articles of Combination shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (f)      Federal Tax Opinion.

                  EFC shall have received from Hogan & Hartson L.L.P., EFC's special counsel, an opinion to EFC, MidConn Bank and the holders of MidConn Bank Common Stock, in form and substance reasonably satisfactory to EFC, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of MidConn Bank, EFC, Eagle Bank, their respective affiliates and others.

                  (g)      Pooling of Interests.

                  EFC shall have promptly received advice from KPMG Peat Marwick, independent accountants, (i) within two weeks of the date hereof, that the Merger as structured would be accounted for as a pooling-of-interests and
(ii) as of the Effective Time, a written opinion to the effect that the Merger will be accounted for as a pooling-of-interests.

         7.2      Conditions to Obligations of EFC and Eagle Bank.

         The obligation of EFC and Eagle Bank to effect the Merger is also subject to the satisfaction or waiver by EFC at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  The representations and warranties of MidConn Bank set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on MidConn Bank. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. EFC shall have received a certificate signed on behalf of MidConn Bank by each of the President and Chief Executive Officer and the Chief Financial Officer of MidConn Bank to the foregoing effect.

                  (b)   Performance of Covenants and Agreements of MidConn Bank.

                  MidConn Bank shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. EFC shall have received a certificate signed on behalf of MidConn Bank by each of the President and Chief Executive Officer and the Chief Financial Officer of MidConn Bank to such effect.

                  (c)      Consents under Agreements.

                  The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Merger to any obligation, right or interest of MidConn Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Bank.

                  (d)      No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      Legal Opinion.

                  EFC shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to MidConn Bank, dated the Closing Date, as to such matters as EFC may reasonably request. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of MidConn Bank and of public officials, reasonably acceptable to EFC.

                  (f)      Accountant's Comfort Letter.

                  MidConn Bank shall have caused to be delivered on the respective dates thereof to EFC "comfort letters" from Coopers & Lybrand, MidConn Bank's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to EFC and MidConn Bank, with respect to MidConn Bank's financial data presented in the Joint Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

         7.3      Conditions to Obligations of MidConn Bank.

         The obligation of MidConn Bank to effect the Merger is also subject to the satisfaction or waiver by MidConn Bank at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties.

                  The representations and warranties of EFC set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on EFC. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. MidConn Bank shall have received a certificate signed on behalf of EFC by each of the President and Chief Executive Officer and the Chief Financial Officer of EFC to the foregoing effect.

                  (b)      Performance of Covenants and Agreements of EFC.

                  EFC and Eagle Bank shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. MidConn Bank shall have received a certificate signed on behalf of EFC by each of the President and Chief Executive Officer and the Chief Financial Officer of EFC to such effect.

                  (c)      Consents under Agreements.

                  The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which EFC or Eagle Bank is a party or is otherwise bound shall have been obtained.

                  (d)      No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e)      Legal Opinion.

                  MidConn  Bank  shall  have  received  the  opinion  of Hogan &
Hartson L.L.P., special counsel to EFC, dated the Closing Date, as to such matters as MidConn Bank may reasonably request. As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of EFC and of public officials and opinions of local counsel, reasonably acceptable to MidConn Bank.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1      Termination.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of MidConn Bank or EFC, if applicable:

                  (a) by mutual consent of EFC and MidConn Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either EFC or MidConn Bank upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this
Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either EFC or MidConn Bank if the Merger shall not have been consummated on or before September 30, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either EFC or MidConn Bank (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of MidConn Bank or the approval of the shareholders of EFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either EFC or MidConn Bank (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f) by either EFC or MidConn Bank (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (g) by EFC, if the management of MidConn Bank or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the effectiveness of the Registration Statement a special meeting of MidConn Bank's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this

Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement; and

                  (h) by MidConn Bank, if at any time following the Determination Date the "EFC Common Stock Price" after the Determination Date shall be less than $24.00. Notwithstanding the foregoing, if MidConn elects to exercise its termination right pursuant to this subsection (h), it shall give prompt written notice to EFC. During the seven-day period commencing with its receipt of such notice, EFC shall have the option of increasing the consideration to be received by the holders of MidConn Bank Common Stock hereunder by increasing the Exchange Ratio to equal a number (rounded to four decimals) equal to a quotient, the numerator of which is $24.00 multiplied by the Exchange Ratio and the denominator of which is the AMV of shares of EFC Common Stock, provided that in no event shall such adjusted Exchange Ratio be less than .86. If EFC makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to MidConn Bank of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (h).

                  For purposes of this subsection (h), the following terms shall have the meanings indicated:

                  "EFC Common Stock Price" means the closing sales price of EFC Common Stock as reported on the Nasdaq Stock Market National Market System.

                  "Determination Date" means the first date on which each of (i) the approval of the OTS required for consummation of the Merger shall have been received; (ii) the approval of the Connecticut Commissioner for consummation of the Merger shall have been received; and (iii) the requisite shareholder approvals for consummation of the Merger shall have been received.

         8.2      Effect of Termination.

         In the event of termination of this Agreement by either EFC or MidConn Bank as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

         8.3      Amendment.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of MidConn Bank or EFC; provided, however, that after any approval of the transactions contemplated by this Agreement by MidConn Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to MidConn Bank shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4      Extension; Waiver.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1      Closing.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of EFC on (i) the fifth day after the last Requisite Regulatory Approval is received and all applicable waiting periods have expired, (ii) if elected by EFC, the last business day of the month in which the date specified in the immediately preceding clause occurs, or (iii) such other date, place and time as the parties may agree (the "Closing Date").

         9.2      Nonsurvival of Representations, Warranties and Agreements.

         None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.3      Expenses; Breakup Fee.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except (i) as otherwise provided in this paragraph, and (ii) the costs and expenses of printing the Joint Proxy Statement/Prospectus (including the costs and expenses associated with any post-effective amendment to the Joint Proxy Statement/Prospectus, including but not limited to costs of resolicitation of EFC and/or MidConn shareholders in connection therewith if such resolicitation is as a result of changes at, by, or on behalf of EFC) and all filing and other fees paid to the SEC in connection with this Agreement shall be borne by EFC. In the event that this Agreement is terminated by either EFC or MidConn Bank by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by EFC pursuant to Section 8.1(g) hereof, the other party shall pay all documented, reasonable costs and expenses up to $500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby plus a breakup fee of $500,000. In the event that this Agreement is terminated by either EFC or MidConn Bank under Section 8.1(d) hereof by reason of the other party's shareholders not having given any required approval, such other party shall pay all documented, reasonable costs and expenses up to $500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby.

         9.4      Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)      if to EFC, to:
                         Eagle Financial Corp.
                         222 Main Street
                         Bristol, Connecticut  06010
                                  Attn:   Robert J. Britton
                                          President and Chief Executive Officer

                         with a copy (which shall not constitute notice) to:

                         Hogan & Hartson L.L.P.
                         Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, DC 20004
                         Attn:  Stuart G. Stein, Esq.

                and

                (b)      if to MidConn Bank, to:
                         MidConn Bank
                         346 Main Street
                         Kensington, Connecticut  06037
                         Attn:    Richard J. Toman
                                  President and Chief Executive Officer

                         with a copy (which shall not constitute notice) to:

                         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                         Boston, MA  02111
                         Attn:  Stanford N. Goldman, Jr., Esq.

         9.5      Interpretation.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6      Counterparts.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7      Entire Agreement.

         This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Articles of Combination, the Option Agreement, the MidConn Bank Stockholder Agreement and the EFC Stockholder Agreement.

         9.8      Governing Law.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

         9.9      Enforcement of Agreement.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10     Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11     Publicity.

         Except as otherwise required by law or the rules of the Nasdaq National Market (or such other exchange on which the EFC Common Stock may become listed), so long as this Agreement is in effect, neither EFC nor MidConn Bank shall, or shall permit any of EFC's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Articles of Combination, the Option Agreement, the MidConn Bank Stockholder Agreement or the EFC Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         9.12     Assignment; Limitation of Benefits.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

         9.13     Additional Definitions.

         In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

         "Knowledge": with respect to any party hereto, shall mean the actual knowledge of the directors, and (i) as to EFC, its executive officers (to the extent still employed by EFC or any EFC Subsidiary) referred to (by name or group reference) in its proxy materials for the January 1997 annual meeting of shareholders, and (ii) as to MidConn Bank, its principal officers (to the extent still employed by MidConn Bank) referred to (by name or group reference) in its proxy materials for the January 1997 annual meeting of shareholders.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to EFC or MidConn Bank, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of EFC or MidConn Bank (other than as a result of (i) changes in laws or regulations or accounting rules of general applicability or interpretations thereof, or (ii) decreases in capital under Financial Accounting Standards No. 115 attributable to general changes in interest rates), or (B) the ability of EFC or MidConn Bank to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Articles of Combination and, in the case of MidConn Bank, the Option Agreement.

         "Subsidiary":   with  respect  to  any  party  means  any  corporation,
partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         IN WITNESS WHEREOF, EFC, Eagle Bank and MidConn Bank have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    EAGLE FINANCIAL CORPORATION

ATTEST:

By: /s/Mark J. Blum                 By: /s/Robert J. Britton
    ---------------------------         ----------------------------------------
       Mark J. Blum                        Robert J. Britton
       Secretary                           President and Chief Executive Officer




                                    EAGLE FEDERAL SAVINGS BANK

ATTEST:

By: /s/Mark J. Blum                 By: /s/Robert J. Britton
   -----------------------------        ----------------------------------------
       Mark J. Blum                        Robert J. Britton
       Secretary                           President and Chief Executive Officer




                                    MIDCONN BANK

ATTEST:

By: /s/Dorothy A. Bialek            By: /s/Richard J. Toman
    ----------------------------        ---------------------------------------
       Dorothy A. Bialek                   Richard J. Toman
       Secretary                           President and Chief Executive Officer

Exhibit A


                                OPTION AGREEMENT


                      THE TRANSFER OF THE OPTION GRANTED BY
                THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


                  This OPTION AGREEMENT, dated as of January 27, 1997 (this "Agreement"), is entered into between MIDCONN BANK, a Connecticut-chartered savings bank ("Issuer"), and EAGLE FINANCIAL CORP., a Delaware corporation ("Grantee").

                                   WITNESSETH:

                  WHEREAS, Grantee, Eagle Federal Savings Bank, a wholly-owned subsidiary of Grantee, and Issuer have entered into an Agreement and Plan of Merger, dated as of January 27, 1997 (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

                  WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

         SECTION 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 485,319 fully paid and nonassessable shares of common stock, par value $1.00 per share of Issuer ("Issuer Common Stock") (which number of shares is equal to 19.9% of the total of (i) the number of outstanding shares of Issuer Common Stock on the date hereof and (ii) the number of shares issuable pursuant to this Option), at a price per share equal to $21.00 (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue any additional shares of Issuer Common Stock (other than shares issued upon the exercise of options outstanding as of the date of the Plan in accordance with their terms pursuant to existing stock option plans), or grants one or more options to purchase additional shares of Issuer Common Stock at a price less than the Initial Price, as adjusted pursuant to Section 5(b) hereof, such price shall be equal to such lesser price (such price, as adjusted, is hereinafter referred to as the "Option Price"). The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

               (i) The time immediately prior to the Effective Time;

               (ii) 12 months after the first occurrence of a Purchase Event;

               (iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), unless clause (vii) is applicable;

              (iv) upon the termination of the Plan, prior to the occurrence of a Purchase Event or Preliminary Purchase Event, by MidConn Bank pursuant to Section 8.1(h) of the Plan, both parties pursuant to
         Section 8.1(a) of the Plan, by either party pursuant to Section 8.1(b) or (c) of the Plan or Section 8.1(d) of the Plan based on any required vote of Grantee's shareholders not being received, or by Issuer pursuant to Section 8.1(e) or (f) of the Plan;

               (v) six months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's shareholders not being received, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of shareholders (or any adjournment or postponement thereof) held to vote on the Plan;

              (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a breach by Issuer, unless such breach was willful or intentional; or

              (vii) 18 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, or by Grantee pursuant to Section 8.1(g) of the Plan.

         (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

               (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Section 3(a)9 and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 10.0% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 10.0% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 15% of the total voting power of Issuer;

               (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 10.0% or more of the outstanding shares of Issuer Common Stock;

               (iii) (a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 10.0% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively)), (b) such bona fide proposal is not withdrawn or such public announcement or written communication is not publicly withdrawn at least five business days prior to the MidConn Special Meeting (as defined in the Plan), and (c) the shareholders of Issuer do not approve the Merger, as defined in the Plan, at the Special Meeting, as defined in the Plan;

               (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan;

               (v) The special meeting of Issuers' shareholders held for the purpose of voting on the Plan, shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's shareholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal by any Person (other than Grantee or any Grantee Subsidiary); or

               (vi) Any Person (other than Grantee or any Grantee Subsidiary) shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit
          Insurance Corporation (the "FDIC"), the Connecticut Banking Commissioner (the "Commissioner"), or other regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

         (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

               (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 25% or more of the then outstanding Issuer Common Stock; or

               (ii) The occurrence of a Preliminary  Purchase Event described in
          Section 2(b)(i) except that the percentage referred to in clause (z) thereof shall be 25%.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that, if prior notification to or approval of the FDIC, the FRB, the Commissioner or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

         (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

         (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

               The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement among Eagle Financial Corp., Eagle Federal Savings Bank and MidConn Bank, dated as of January 27, 1997. A copy of such agreement is on file at the principal office of Eagle Financial Corp., and will be provided to the holder hereof without charge upon receipt by Eagle Financial Corp. of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), FDIC or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

         SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by the Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FDIC, the FRB, the Commissioner or any other Governmental Authority, under the Change in Bank Control Act of 1978, as amended, the Bank Holding Company Act, as amended, Section 36a-181 or Section 36a- 184, as applicable, of the Connecticut Bank Holding Company Act, or any other applicable federal or state banking law, is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

         SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) In the  event of any  change  in the type or  number  of  shares of
Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), the Option shall equal the sum of 19.9% of the total of (i) the number of shares of Issuer Common Stock then issued and outstanding and (ii) the number of share issuable pursuant to this Option.

         (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

         SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf offering circular or, if applicable, a registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and, if applicable, shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations which right shall be transferable. Grantee shall provide all information reasonably requested by Issuer for inclusion in any offering circular or, if applicable, registration statement to be filed hereunder. In connection with any such offering circular or, if applicable, registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

         (b) In the event that Grantee requests Issuer to prepare an offering circular or, if applicable, to file a registration statement following the failure to obtain any approval required to exercise the Option as described in
Section 9 hereof,  the  closing of the sale or other  disposition  of the Issuer
Common Stock or other securities pursuant to such offering circular or, if applicable, registration statement shall occur substantially simultaneously with the exercise of the Option.

         (c) Concurrently with the preparation of an offering circular or, if applicable, filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request.

         SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase, subject to compliance with applicable law and out of funds legally available therefor, the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated, provided however, that Issuer shall not be required to so repurchase to the extent beyond which such repurchase would cause the Issuer not to be classified as "adequately capitalized" as defined in the Federal Deposit Insurance Act and the regulations of the FDIC thereunder. The term "market/offer price" shall mean the highest of (i) the price per share of Issuer

Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Issuer
Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

         (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price.

         (c) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased or, (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

         (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other Person to perform such obligations.

         SECTION 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into a letter of intent or definitive agreement (i) to consolidate or merge with any Person (other than Grantee or a Grantee Subsidiary), and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person (other than Grantee or a Grantee Subsidiary) to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person (other than Grantee or a Grantee Subsidiary) then, and in each such case, such letter of intent or definitive agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

         (b) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7 hereof) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute
Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (c) The Substitute Option shall otherwise have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided, further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7 hereof.

         (d) The following terms have the meanings indicated:

               (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation, and (iii) the transferee of all or any substantial part of Issuer's assets.


               (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

               (iii) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one-year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Issuer Common Stock issued by Issuer, the corporation merging into Issuer or by any company which controls or is controlled by such merging corporation, as Grantee may elect.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of (i) the shares of Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option and (ii) the shares subject to the Substitute Option. In the event that the Substitute Option would be exercisable for more than such number of shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer. In addition, the provisions of
Section 5(a) hereof shall not apply to the issuance of any Substitute Option and for purposes of applying Section 5(a) hereof thereafter to any Substitute Option, the percentage referred to in Section 5(a) hereof shall thereafter equal the percentage that the percentage of the shares of Substitute Common Stock subject to the Substitute Option bears to the number of shares of Substitute Common Stock outstanding.

         SECTION 9. Notwithstanding Sections 2, 6 and 7 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the OTS, the FDIC, the Commissioner or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the OTS, the FDIC, the Commissioner or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

         SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this

Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         SECTION 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

         (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

               The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement among Eagle Financial Corp., Eagle Federal Savings Bank and MidConn Bank, dated as of January 27, 1997. A copy of such agreement is on file at the principal office of Eagle Financial Corp., and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

         SECTION 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with,and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the FDIC, the FRB, the Commissioner and any other Governmental Authority for approval to acquire the shares issuable hereunder.

         SECTION 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         SECTION 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

         SECTION 16. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         SECTION 17. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

         SECTION 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

         SECTION 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

         SECTION 21. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

         SECTION 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

         SECTION 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.

                  IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                 MidConn Bank


                                 By:
                                      _____________________________________
                                      Richard J. Toman
                                      President and Chief Executive Officer



                                 Eagle Financial Corp.


                                 By:
                                      _____________________________________
                                      Robert J. Britton
                                      President and Chief Executive Officer

Exhibit B


                               AGREEMENT OF MERGER
                                       and
                             ARTICLES OF COMBINATION


                  This Agreement of Merger and Articles of Combination ("Articles of Combination") is made and entered into this ___ day of ____________ 1997, between Eagle Federal Saving Bank, a federally-chartered savings bank ("Eagle Bank"), and MidConn Bank, a Connecticut-chartered savings bank.

                                   WITNESSETH:

                  WHEREAS, Eagle Financial Corp., a Delaware corporation ("EFC"), Eagle Bank, a wholly-owned subsidiary of EFC, and MidConn Bank have entered into an agreement and plan of merger, dated as of January __, 1997 (the "Agreement");

                  WHEREAS, pursuant to the Agreement, EFC will acquire MidConn Bank through the merger of MidConn Bank with and into Eagle Bank, with Eagle Bank as the surviving bank;

                  WHEREAS, Eagle Bank has issued and outstanding 100,000 shares of common stock, par value $0.01 per share ("Eagle Bank Common Stock"), and MidConn Bank has issued and outstanding ____ shares of common stock, par value $1.00 per share ("MidConn Bank Common Stock"); and

                  WHEREAS, all of the issued and outstanding shares of Eagle Bank Common Stock and ______ of the issued and ______ of the outstanding shares of MidConn Bank Common Stock, which is at least two-thirds of the issued and outstanding common stock of MidConn Bank, have been voted in favor of the merger of MidConn Bank with and into Eagle Bank;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Bank Merger" shall refer to the merger of MidConn Bank with and into Eagle Bank as provided in Section 2.1 of these Articles of Combination.

         1.2 "Effective Time" shall mean the date and time at which the Bank Merger contemplated by these Articles of Combination becomes effective as provided in Section 2.2 hereof.

         1.3 "Merging Banks" shall collectively refer to MidConn Bank and Eagle Bank.

         1.4      "OTS" shall mean the Office of Thrift Supervision.

         1.5 "Surviving Bank" shall refer to Eagle Bank as the surviving bank in the Bank Merger. The location of the home office and other offices of the Surviving Bank shall be as set forth at Annex 1 hereto.

                                   ARTICLE II
                            TERMS OF THE BANK MERGER

         2.1      The Bank Merger.

                  (a) Subject to the terms and conditions set forth in the Agreement, at the Effective Time, MidConn Bank shall be merged with and into Eagle Bank pursuant to 12 U.S.C. ss.ss. 1467a(s), 1815(d)(3) and 1828(c), and pursuant to Section 36a-126(b) of the Banking Law of the State of Connecticut. Eagle Bank shall be the Surviving Bank in the Bank Merger and shall continue to be regulated by the OTS.

                  (b)      As a result of the Bank Merger,

                           (i) subject to Sections  1.4 (a) and (b),  2.2(e) and
8.1(h) of the Agreement, each share of MidConn Bank Common Stock issued and outstanding prior to the Effective Time shall be converted into and exchangeable for ______ shares (the "Exchange Ratio") of common stock of EFC, par value $.01 per share (the "EFC Common Stock") and the shares of MidConn Bank Common Stock converted into EFC Common Stock pursuant to the Agreement shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of MidConn Bank Common Stock shall thereafter represent the right to receive (i) the number of whole shares of EFC Common Stock and (ii) cash in lieu of fractional shares into which the shares of MidConn Bank Common Stock represented by such Certificate have been converted pursuant to Sections 1.4(a) and (b) of the Agreement; and

                           (ii) each share of Eagle Bank Common Stock issued and
outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

                  (c) Upon the Effective Time, all assets and property of the Merging Banks shall immediately, without any further act, become the property of the Surviving Bank to the same extent as they were the property of the Merging Banks, and the Surviving Bank shall be a continuation of the entity that absorbed the Merging Banks. All rights and obligations of the Merging Banks shall remain unimpaired, and the Surviving Bank shall, upon the Effective Time, succeed to all those rights and obligations.

                  (d) Without limiting the terms and provisions of Section 2.1(c) above, as a result of the Bank Merger, the Surviving Bank shall assume and succeed, in accordance with 12 C.F.R. Part 563b, to all of the rights and obligations of Eagle Bank relating to its liquidation account, which liquidation account was established in connection with the conversions of First Federal Savings and Loan Association of Torrington and Bristol Federal Savings Bank from mutual to stock form of organization.

         2.2 Effective Time. The Bank Merger shall become effective as of the date specified in the endorsement of these Articles of Combination by the Corporate Secretary of the OTS. The Bank Merger shall not be effective unless and until approved by the OTS and as otherwise contemplated by the Agreement.

         2.3 Name of the Surviving Bank. The name of the Surviving Bank shall be "Eagle Federal Savings Bank."

         2.4 Charter. On and after the Effective Time, the charter of Eagle Bank shall be the charter of the Surviving Bank, until amended in accordance with applicable law.

         2.5 Bylaws. On and after the Effective Time, the bylaws of Eagle Bank shall be the bylaws of the Surviving Bank, until amended in accordance with applicable law.

         2.6 Directors and Officers. On and after the Effective Time, until changed in accordance with the charter and bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of Eagle Bank immediately prior to the Effective Time plus one director of MidConn Bank as selected pursuant to the Agreement; and (ii) the officers of the Surviving Bank shall be the officers of Eagle Bank immediately prior to the Effective Time [plus certain officers of MidConn Bank as may be determined by Eagle Bank]. The directors and officers of the Surviving Bank shall hold office in accordance with the charter and bylaws of the Surviving Bank. The number, names, residence addresses and terms of directors of the Surviving Bank are as set forth at Annex 2 hereto.

         2.7 Savings Accounts. The savings accounts of the Surviving Bank issued after the Effective Time shall be issued on the same basis as savings accounts had been issued by Eagle Bank prior to the Bank Merger.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Amendments. To the extent permitted by law, these Articles of Combination may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

         3.2 Successors. These Articles of Combination shall be binding on the successors of Eagle Bank and MidConn Bank.

         3.3 Counterparts. These Articles of Combination may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         In accordance with the procedures set forth in the rules and regulations of the OTS and other applicable law, Eagle Bank and MidConn Bank have caused these Articles of Combination to be executed by their duly authorized representatives on the date first set forth above.

                                     EAGLE FEDERAL SAVINGS BANK
ATTEST:

By:                                  By:
    ------------------------------      ---------------------------------------
    Mark J. Blum                        Robert J. Britton
    Secretary                           President and Chief Executive Officer


                                     MIDCONN BANK
ATTEST:

By:                                  By:
    ------------------------------      ---------------------------------------
    Dorothy A. Bialek                   Richard J. Toman
    Secretary                           President, Chief Executive Officer and
                                        Director


                                     By:
                                        ----------------------------------------
                                        Eugene R. Curcio, Director


                                     By:
                                        ----------------------------------------
                                        Frank Fraprie, Director


                                     By:
                                        ----------------------------------------
                                        Allan W. Hall, Director


                                     By:
                                        ----------------------------------------
                                        Francis L. Kinney, Director


                                     By:
                                        ----------------------------------------
                                        John A. Kaestle, Director


                                     By:
                                        ----------------------------------------
                                        Joanne G. Ward, Director


                                     By:
                                        ----------------------------------------
                                        Lindsley Wellman, Director


                                     By:
                                        ----------------------------------------
                                        David M. Wingfield, Director


                                     By:
                                        ----------------------------------------
                                        Theresa F. Yerkes, Director

                                     ANNEX 1

           Offices of Eagle Federal Savings Bank after the Bank Merger

         At the Effective Time of the Bank Merger, Eagle Federal Savings Bank will have the following offices:

Location of Home Office:
------------------------

        222 Main Street
        Bristol, Connecticut  06010

Location of Other Offices
-------------------------

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                                       5

                                     ANNEX 2

          Directors of Eagle Federal Savings Bank after the Bank Merger

         At the Effective Time of the Bank Merger, Eagle Federal Savings Bank will have __ directors, the names, residence addresses and terms of whom are as follows:

Name and Address                                                   Term Expires
----------------                                                   ------------

         The foregoing Articles of Combination have been filed with the Corporate Secretary of the Office of Thrift Supervision, and endorsed pursuant to Section 552.13(j) of the Rules and Regulations for Federal Associations (12 C.F.R. ss. 552.13(j)), to be effective at ____ _m. on _________, __________ __,
1997.

                                      OFFICE OF THRIFT SUPERVISION
                                      Department of the Treasury



                                       By:
                                           -----------------------------------
                                           Nadine Y. Washington
                                           Corporate Secretary

Exhibit C


                       MIDCONN BANK STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of January ___, 1997, is entered into by and among Eagle Financial Corp., a Delaware corporation ("EFC"), and the ____ stockholders of MidConn Bank, a Connecticut-chartered savings bank, named on Schedule I hereto (collectively, the "Stockholders"), who are directors or affiliates (for purposes of Rule 145 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of MidConn Bank.

                  WHEREAS, EFC, Eagle Federal Savings Bank, a wholly-owned subsidiary of EFC ("Eagle Bank"), and MidConn Bank have entered into an Agreement and Plan of Merger, dated as of January ___, 1997 (the "Agreement"), which is conditioned upon the execution of this Stockholder Agreement and which provides for, among other things, the merger of MidConn Bank with and into Eagle Bank, in a stock-for-stock transaction pursuant to which the corporate existence of MidConn Bank will cease (the "Merger"); and

                  WHEREAS, in order to induce EFC to enter into or proceed with the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of MidConn Bank;

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of MidConn Bank Common Stock. Each Stockholder represents and warrants that the number of shares of MidConn Bank common stock, par value $1.00 per share ("MidConn Bank Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of MidConn Bank Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of MidConn Bank Common Stock called for the purpose, vote or cause to be voted all shares of MidConn Bank Common Stock in which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which MidConn Bank is to be acquired by or merged with, or pursuant to which MidConn Bank proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than EFC or any affiliate thereof), provided, however, that the foregoing shall not apply to any Stockholder who is a principal officer of, but not a director of MidConn Bank.

                  (b) Except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the consummation of the Merger or the earlier termination of this Stockholder Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of his/her shares of MidConn

Bank Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of the date of this Agreement.

                  (c) Such Stockholder shall not in his/her capacity as a stockholder of MidConn Bank directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than EFC or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving MidConn Bank. Nothing herein shall impair such Stockholder's fiduciary obligations as a director of MidConn Bank.

                  (d) Such Stockholder shall use his/her best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger contemplated by this Stockholder Agreement.

                  (e) Such Stockholder shall not, prior to the public release by EFC of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "Restricted Period"), sell, pledge (other than the replacement of an existing pledge of MidConn Bank Common Stock), transfer or otherwise dispose of the shares of EFC common stock, par value $.01 per share (the "EFC Common Stock"), to be received by him/her for his/her shares of MidConn Bank Common Stock upon consummation of the Merger, it being agreed that EFC shall use commercially reasonable efforts to publish such earnings report within 45 days after the end of the first month after the Merger becomes effective in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Merger becomes effective).

                  (f) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of EFC Common Stock received in exchange for MidConn Bank Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

                  (g) During the Restricted  Period,  such Stockholder shall not sell or otherwise dispose of a number of shares of his/her MidConn Bank Common Stock, or shares of EFC Common Stock which are exchanged for said shares, (i) which is greater than 10% of his/her total beneficial ownership of said shares as of the date of the first such sale and (ii) which in the aggregate with shares sold or otherwise disposed of by all other Stockholders will be greater than 1% of the issued and outstanding shares of MidConn Bank as of the date of the first such sale. For purposes of this computation, outstanding stock options that currently are exercisable would be considered as outstanding or beneficially owned after such options are converted to common stock equivalents using the treasury stock method in accordance with generally accepted accounting principles.

                  (h) Except as set forth in the attached Schedule II, such Stockholder has no present plan or intent, and as of the effective time of the Merger, shall have no present plan or intent, to engage in a sale, exchange, transfer (other than an intrafamily gift), distribution (including a distribution by a corporation to its shareholders), redemption, or reduction in any way of such Stockholder`s risk of ownership by short sale or otherwise, or other disposition (not including a bona fide pledge), directly or indirectly (collectively a "Sale"), with respect to any of the shares of EFC Common Stock to be received by such Stockholder upon the Merger (except for cash received for fractional shares). Such Stockholder is not aware of, or participating in, any plan or intent on the part of MidConn Bank's stockholders (a "Plan") to engage in sales of the EFC Common Stock to be issued in the Merger such that the aggregate fair market value, as of the effective time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all outstanding MidConn Bank Common Stock immediately before the Merger (the "Outstanding MidConn Bank Common Stock"). A sale of EFC Common Stock shall be considered to have occurred pursuant to a Plan if, for example, such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger (a "Related Transaction"). In addition, shares of MidConn Bank Common Stock (i) with respect to which dissenters' rights are exercised, (ii) exchanged for cash in lieu of fractional shares of EFC Common Stock, and (iii) with respect to which a Related Transaction occurs before the Merger shall be considered to be shares of Outstanding MidConn Bank Common Stock that are exchanged for shares of EFC Common Stock that are disposed of pursuant to a Plan.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of MidConn Bank Common Stock, provided that such Stockholder obtains the prior written consent of EFC and that any acquirer of such MidConn Bank Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms;
provided, however, that if the holders of MidConn Bank Common Stock fail to approve the Agreement or MidConn Bank fails to hold a stockholders' meeting to vote on the Agreement, then (i) Section 2(a) clause (ii) hereof shall continue in effect as to any plan or proposal received by MidConn Bank from any person, entity or group (other than EFC or any affiliate thereof) prior to the termination of the Agreement or within 135 days after such termination and (ii)
Section 2(b) hereof shall continue in effect to preclude a sale other than pursuant to normal brokers transactions on the Nasdaq Stock Market, pledge other than to a bona fide financial institution or recognized securities dealer, transfer or other disposition directly or indirectly to any such person, entity or group in connection with any such plan or proposal, except upon consummation of such plan or proposal.

         5. Notices. Notices may be provided to EFC and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         9. Regulatory Approval. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

                  IN WITNESS WHEREOF, MidConn, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

MIDCONN BANK.


By:
      --------------------------------------
      Richard J. Toman
      President and Chief Executive Officer






STOCKHOLDERS:


-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

-------------------------------------    --------------------------------------

                                   SCHEDULE I

                                               Number of Shares of MidConn Bank
Name and Address of Stockholder                Common Stock Beneficially Owned
-------------------------------                -------------------------------

Exhibit D


                   EAGLE FINANCIAL CORP. STOCKHOLDER AGREEMENT


                  This STOCKHOLDER AGREEMENT, dated as of January ___, 1997, is entered into by and among Eagle Financial Corp., a Delaware corporation ("EFC"), and the ____ stockholders of EFC named on Schedule I hereto (collectively, the "Stockholders"), who are directors or affiliates (for purposes of Rule 144 under the Securities Act of 1933, as amended, and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of EFC.

                  WHEREAS, EFC, Eagle Federal Savings Bank, a wholly-owned subsidiary of EFC ("Eagle Bank"), and MidConn Bank have entered into an Agreement and Plan of Merger, dated as of January ___, 1997 (the "Agreement"), which provides for, among other things, the merger of MidConn Bank with and into Eagle Bank, in a stock-for-stock transaction pursuant to which the corporate existence of MidConn Bank will cease (the "Merger");

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of EFC Common Stock. Each Stockholder represents and warrants that the number of shares of EFC common stock, par value $.01 per share ("EFC Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of EFC Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that prior to the public release by EFC of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger, such Stockholder shall not sell or otherwise dispose of a number of shares of his/her EFC Common Stock (i) which is greater than 10% of his total beneficial ownership of said shares as of the date of the first such sale and
(ii) which in the aggregate with shares sold or otherwise disposed of by all other Stockholders will be greater than 1% of the issued and outstanding shares of EFC as of the date of the first such sale. For purposes of this computation, outstanding stock options that currently are exercisable would be considered as outstanding or beneficially owned after such options are converted to common stock equivalents using the treasury stock method in accordance with generally accepted accounting principles.

         3.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         4. Notices. Notices may be provided to EFC and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         5. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         6. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         7. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         8. Regulatory Approval. If any provision of this Stockholder Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Stockholder Agreement.

         IN WITNESS WHEREOF, EFC, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.



EAGLE FINANCIAL CORP.


By:
      --------------------------------------
      Robert J. Britton
      President and Chief Executive Officer








STOCKHOLDERS:


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------


-------------------------------------    ---------------------------------------

                                   SCHEDULE I

                                               Number of Shares of EFC
Name and Address of Stockholder                Common Stock Beneficially Owned
-------------------------------                -------------------------------

Exhibit E


                       EMPLOYMENT AND CONSULTING AGREEMENT


                  This AGREEMENT (the "Agreement"), dated as of ________________ _, 1997, is entered into by and between EAGLE FEDERAL SAVINGS BANK (the "Bank") and RICHARD J. TOMAN ("Toman").

                  WHEREAS,  Toman  has  heretofore  entered  into an  Employment
Agreement  dated  May  1,  1989  (the  "Prior   Agreement")  with  MidConn  Bank
("MidConn"); and

                  WHEREAS, the parties acknowledge that effective as of the closing of the merger (the "Merger") of MidConn with the Bank pursuant to an Agreement and Plan of Merger dated January __, 1997, by and among Eagle Financial Corporation ("EFC"), the Bank and MidConn, Toman will have the right to terminate his employment with the Bank under the Prior Agreement and receive certain compensation thereunder; and

                  WHEREAS, the Bank desires to retain the services of Toman as an officer from the closing of the Merger through December 31, 1997 and thereafter through December 31, 1998 as an independent contractor consultant to the Bank to assist in the transition and integration of MidConn into the Bank and to advise and assist the Bank in connection with lending and other banking activities; and

                  WHEREAS, the Board of Directors of the Bank has approved and authorized this Agreement and the parties desire to enter into this Agreement to set forth the terms and conditions for the employment and consulting relationships of Toman with the Bank.

                  NOW, THEREFORE, it is AGREED as follows:

                  1.       Full-Time Employment and Consulting.

                           (a)  Toman's  employment  by MidConn  under the Prior
Agreement shall terminate upon the closing of the Merger. This Agreement (other than Section 6(g) hereof) and Toman's services hereunder shall have no affect upon his right to payments under the Prior Agreement in connection with such termination of employment and, in particular, his right to receive the full amount of compensation due him pursuant to Section 5.1 of the Prior Agreement.

                           (b) Toman is employed as an Executive  Vice President
of the Bank from the closing of the Merger through December 31, 1997 (the "Full-Time Employment Period"), reporting to the Chief Executive Officer of the Bank. As an Executive Vice President, Toman shall assist the Bank to assure a prompt, efficient and orderly transition and integration of MidConn's assets, business, operations, customers and employees with those of the Bank, including the maintenance and expansion of existing depositor and borrowing relationships, especially in the areas previously served by MidConn, and with respect to lending activities, credit and loan administration and related matters. In addition, he shall render executive, policy, and other management services to the Bank of the type customarily performed by persons serving in similar executive officer capacities. His responsibilities during the Full-Time Employment Period shall also include the types of services described in paragraph (c) below.

                           (c) Toman  shall serve as an  independent  contractor
consultant to the Bank from January 1, 1998 through December 31, 1998 (the "Consulting Period"). During the Consulting Period, Toman shall perform consulting services for approximately 20 hours per week as and when reasonably requested by the Chief Executive Officer or the Chief Operating Officer of the Bank. He shall render advisory and consulting services to the Bank of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience he possesses. Toman's services shall include assisting the Bank in accomplishing an efficient and orderly transition and integration of MidConn's assets, business, operations, customers and employees with those of the Bank, including the maintenance and expansion of existing depositor and borrowing relationships especially in the areas previously served by MidConn and consulting services to the Bank with respect to lending activities, credit and loan administration and related matters. Toman shall have sole control of the manner and means of performing his services during the Consulting Period under this Agreement and shall complete such services in accordance with his own means and methods of work. Unless the parties otherwise agree, Toman's services with the Bank shall terminate at the end of the Consulting Period.

                           (d) During the term of this Agreement, there shall be
no material increase in the duties and responsibilities of Toman otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, Toman shall not normally be required to provide services at a location more than 20 miles from the Bank's home office.

                           (e) During the  Full-Time  Employment  Period,  Toman
shall not have any other paid employment other than with a subsidiary of EFC, except with the prior written consent of the Chief Executive Officer of the Bank. The parties acknowledge and agree that during the Consulting Period, in the time that Toman is not providing services to the Bank, he may accept other employment or engagements and may participate in any other activities without providing notice to the Bank or seeking the Bank's approval thereof; provided, however, that such other employment, engagements and activities (i) do not materially interfere with his ability to perform the consulting services contemplated hereby, (ii) do not involve any solicitation of services of any employees of the Bank or solicitation of banking business from any customers of the Bank, (iii) do not involve any violation of Section 6(h) hereof, (iv) do not involve employment of Toman by any significant competitor of the Bank, and (v) are disclosed in advance to the Bank. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment of Toman has a branch, office or other operations site within 20 miles of the Bank's home office or any of its branches.

                  2. Compensation. The Bank agrees to pay Toman during the term of this Agreement compensation as follows: (i) salary at the rate of $14,000 per month during the Full-Time Employment Period (which is equal to the salary he received from MidConn immediately before the Merger); and (ii) thereafter, consulting fees at the rate of $50,000 annually during the Consulting Period. The compensation under this Section 2 shall be payable by the Bank to Toman not less frequently than monthly, on the Bank's regularly scheduled paydays for salaried officers of the Bank.

                  3. Retirement and Employee Benefits.

                           (a)  During  the  Full-Time   Employment  Period,  as
Executive Vice President of the Bank, Toman shall be eligible to participate in retirement and employee benefit plans on the same basis as other officers of the Bank. Toman's previous service with MidConn will not be taken into account in determining his eligibility, vesting and benefit accrual for purposes of such plans.

                           (b) During the Consulting Period,  Toman shall not be
entitled to participate in any retirement or employee benefit plans applicable to employees of the Bank.

                           (c) As a result of his termination of employment with
MidConn, Toman may be entitled, at his discretion, to continuation coverage (COBRA). Subject to Section 6(g) hereof, such coverage, if elected by Toman, shall be provided at the Bank's expense, under the health and dental insurance plan maintained by the Bank for a period of up to 18 months and, at Toman's discretion, the

Bank will continue for the remaining term of the Prior Agreement the group term life insurance coverage in effect on Toman's life under policies provided by MidConn immediately before the closing of the Merger (or, if less, shall continue such group term life insurance having a death benefit not in excess of three times Toman's compensation in effect immediately before the date of this Agreement).

                  4. Term. The term of this Agreement shall be from the closing of the Merger through December 31, 1998, unless earlier terminated pursuant to
Section 6 hereof. The parties by mutual agreement may extend the term of this Agreement.

                  5. Standards. Toman shall perform his duties and responsibilities under this Agreement to the best of his ability and using his best efforts, in a diligent, timely, professional and workmanlike manner, in accordance with performance standards generally prevailing in the savings institutions industry.

                  6. Termination of Service or Employment.

                           (a) The Bank may terminate  Toman's  employment as an
Executive Vice President or his services as a consultant at any time. Toman shall have no right to receive compensation or other benefits for any period after termination for cause by the Bank or voluntary termination by Toman. The term "termination for cause" shall mean termination because of Toman's personal dishonesty, incompetence, misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the alleged acts or omissions shall be measured against standards generally prevailing in the savings institutions industry; provided, that Toman shall be given written notice specifying the acts or omissions alleged to have violated such standards not less than 30 days before the effective date of any termination of his employment or services hereunder on the basis of incompetence, and shall be afforded a reasonable opportunity to respond thereto at a meeting of the Board of Directors of the Bank, at which he may be accompanied by counsel; and provided further that it shall be the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Bank shall have alleged are violated by such acts and/or omissions. Following involuntary termination of Toman's employment or consulting services without cause, the Bank shall be obligated to continue to pay to Toman his compensation in accordance with Section 2 hereof for the remaining term of this Agreement, subject to reduction by mitigation, so that following involuntary termination without cause, the amounts payable to Toman hereunder (i) during the Full-Time Employment Period shall be reduced by amounts received or receivable by Toman for other employment or engagements following such termination during the Full-Time Employment Period and (ii) during the Consulting Period shall be reduced by 50/168ths of the amounts received or receivable by Toman for such other employment or engagements during the Consulting Period, and no amount shall be payable hereunder for any period following termination without cause during which Toman's aggregate compensation for other employment and engagements is at an annual rate of $168,000 or more.

                           (b)  If  Toman  is   suspended   and/or   temporarily
prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended, the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Toman all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of its obligations which were suspended.

                           (c) If Toman is removed and/or permanently prohibited
from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal

Deposit Insurance Act, as amended, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                           (d) If the Bank is in default  (as defined in Section
3(x)(1) of the Federal Deposit Insurance Act, as amended), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

                           (e) All  obligations  under this  Agreement  shall be
terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended, or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director or his or her designee to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any termination hereunder.

                           (f) Toman may terminate his services  hereunder  upon
15 days' prior written notice to the Bank given after the date hereof, after which this Agreement (other than Sections 6(g) and 6(h) hereof) shall terminate.

                           (g)  Notwithstanding  any  other  provisions  of this
Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by Toman with MidConn, EFC or the Bank (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by MidConn, EFC or the Bank for the direct or indirect provision of compensation to Toman (including groups or classes of participants or beneficiaries of which Toman is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Toman (a "Benefit Plan"), Toman shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for Toman under this Agreement, all Other Agreements, and all Benefit Plans, would cause any such payment to Toman to be a "parachute payment" within the meaning of Section 280G(b)(2) of the Code (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause Toman to have received a Parachute Payment, then Toman shall have the right, in Toman's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to Toman under this Agreement be a Parachute Payment. In the event that there is a dispute between the parties as to whether a reduction in such payments to Toman is required to prevent such payment from constituting a Parachute Payment, the parties agree that they shall be bound by the determination (after reasonable consultation with the Bank and Toman and their respective tax advisors) of such matter by one of the following accounting firms selected by the Bank (or such other firm as shall be mutually agreed upon by the parties): Arthur Andersen LLP; Deloitte & Touche LLP; Ernst & Young LLP; or Price Waterhouse LLP. In the event that Toman would otherwise be deemed to have received an amount that would constitute a Parachute Payment, the amount paid to him that exceeds the maximum amount permissible under this Section 6(g) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate and other terms of any such loan shall conform to terms that would be applicable to loans of similar unsecured type made by the Bank to third parties and to all regulatory requirements. Any such loan shall be repaid in full six months after the date on which the Bank notifies Toman that a loan relationship exists, and may be repaid by Toman without prepayment penalty at any time during such six month period. Any payments made to Toman pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.

Section 1828(k) and regulations promulgated thereunder. This provision shall survive the termination of this Agreement.

                           (h) During the term of this Agreement and thereafter,
Toman agrees to maintain the confidentiality of, and not to use, any non-public information which he acquired during his employment or consulting services concerning EFC, the Bank, their respective subsidiaries or predecessors, or any director, officer, employee or agent of the aforesaid entities, including any information as to the customers, business or personnel practices of such entities. This provision shall survive the termination of this Agreement.

                  7. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, this Agreement shall be binding on the successors or permitted assigns of Bank and, in the event of the death of Toman, all rights to receive payments hereunder shall become rights of Toman's estate.

                  8. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties hereto.

                  9. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                  10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  11. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Attest:                                EAGLE FEDERAL SAVINGS BANK



                                       By:
------------------------------              ------------------------------------
(Secretary)                                  Chief Executive Officer



                                       EMPLOYEE/CONSULTANT



                                       -----------------------------------------
                                             Richard J. Toman